UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 27, 2020

To the Stockholders of MEI Pharma, Inc.:

You are cordially invited to attend the Annual Meeting of the Stockholders of MEI Pharma, Inc., a Delaware corporation. The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. Stockholders will be able to attend the annual meeting remotely, vote and submit questions during the annual meeting by visiting www.meetingcenter.io/291997584 and using the password MEIP2020 and entering their control number. We are pleased to utilize virtual stockholder meeting technology to promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention (“CDC”) and the U.S. Securities and Exchange Commission (“SEC”) due to the novel coronavirus (COVID-19). The virtual meeting format allows attendance from any location in the world.

The annual meeting will be held at 9:00 a.m. (Pacific Time), on Thursday, December 16, 2020, unless postponed or adjourned to a later date. I look forward to meeting virtually with many of our stockholders.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and the proxy statement and report on MEI Pharma’s business. You will also have an opportunity to ask questions.

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in MEI Pharma, Inc.

Sincerely,

Christine A. White, M.D.

Chair of the Board

MEI Pharma, Inc.

This proxy statement is dated October 27, 2020, and is first being mailed or made available to stockholders of MEI Pharma, Inc. on or about October 27, 2020.

MEI PHARMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2020

To the Stockholders of MEI Pharma, Inc.:

On behalf of the Board of Directors of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma”), MEI Pharma is pleased to deliver the accompanying proxy statement in connection with the annual meeting of stockholders of MEI Pharma. This year’s annual meeting will be our first time hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. MEI Pharma stockholders will be able to attend and participate in the annual meeting online, vote their shares electronically and submit questions prior to and during the annual meeting by visiting www.meetingcenter.io/291997584 and using the password MEIP2020 and entering their control number. We are pleased to utilize virtual stockholder meeting technology to promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention (“CDC”) and the U.S. Securities and Exchange Commission (“SEC”) due to the novel coronavirus (COVID-19). The virtual meeting format allows attendance from any location in the world. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

1.	To elect three directors to our Board of Directors, to serve until the expiration of their terms in fiscal year 2024 and until their successors are elected and qualified;

2.

To approve the Amended and Restated MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan (the “2008 Equity Plan”) to increase the number of shares of common stock that may be subject to award and make certain other changes to the plan terms included in the plan document attached as Annex A;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

4.	To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2021; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals are described in more detail in this proxy statement, which MEI Pharma encourages you to read carefully and in its entirety before voting.

This year, we are again using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about October 27, 2020, we mailed stockholders of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically.

The close of business on October 20, 2020 has been fixed as the record date for determining those holders of MEI Pharma common stock entitled to receive notice of and vote at the annual meeting. Accordingly, only record holders of MEI Pharma common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

All holders of MEI Pharma common stock are cordially invited to attend the annual meeting in person. You may revoke your proxy in the manner described in this proxy statement at any time before it is voted at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on December 16, 2020: MEI Pharma’s Proxy Statement, 2020 Annual Report and Form of Proxy Card are also available at https://www.edocumentview.com/ME IP.

Your vote is important regardless of the number of shares of common stock you own. Whether or not you expect to attend the annual meeting, please submit your proxy by Internet, telephone or mail following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card so that your shares of common stock may be represented and voted at the annual meeting.

By order of the Board of Directors,

Brian G. Drazba

Secretary and Chief Financial Officer

MEI Pharma, Inc.

October 27, 2020

MEI PHARMA PROXY STATEMENT TABLE OF CONTENTS

i

MEI PHARMA, INC.

11455 El Camino Real, Suite 250

San Diego, CA 92130

THE ANNUAL MEETING OF MEI PHARMA STOCKHOLDERS

To Be Held via Live Webcast on December 16, 2020, at 9:00 a.m. (Pacific Time)

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on December 16, 2020

This proxy statement and our annual report to security holders for the fiscal year ended June 30, 2020 are available at https://www.edocumentview.com/MEIP.

Information Concerning Solicitation and Voting

In this proxy statement, “MEI Pharma”, “the Company”, “we”, “us”, and “our” refer to MEI Pharma, Inc., unless the context otherwise provides.

General

We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders (the “Annual Meeting”) to be held on December 16, 2020 and at any adjournment or postponement thereof. Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice contains instructions on how to access the proxy materials and vote your shares of common stock over the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Date, Time and Place and Voting Instructions

The Annual Meeting will be conducted completely virtually via live webcast. Stockholders will be able to attend the annual meeting remotely, vote and submit questions prior to and during the annual meeting by visiting www.meetingcenter.io/291997584 and using the password MEIP2020 and entering their control number. We are pleased to utilize virtual stockholder meeting technology to promote social distancing pursuant to guidance provided by the CDC and the SEC due to the novel coronavirus (COVID-19). The virtual meeting format allows attendance from any location in the world.

Stockholders are entitled to participate in the Annual Meeting only if they were stockholders of the Company as of the close of business on the Record Date, or if they hold a valid proxy for the Annual Meeting. Stockholders will be able to attend the Annual Meeting online and submit questions prior to and during the meeting by visiting www.meetingcenter.io/291997584. Stockholders also will be able to vote their shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, stockholders will need to review the information included on their Notice, on their proxy card or on the instructions that accompanied the proxy materials. The password for the meeting is MEIP2020.

If a stockholder holds shares through an intermediary, such as a bank or broker, they must register in advance using the instructions below.

The online meeting will begin promptly at 9 a.m., Pacific Time. We encourage stockholders to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Registered stockholders (i.e., whose shares are held through our transfer agent, Computershare), do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card.

If shares are held through an intermediary, such as a bank or broker, stockholders must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast, stockholders must submit proof of their proxy power (legal proxy) reflecting their MEI Pharma holdings along with their name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on December 11, 2020. Stockholders will receive a confirmation of their registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:	Computershare
MEI Pharma Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Purposes of the MEI Pharma Annual Meeting

The purposes of the Annual Meeting are:

(1)

To elect three directors to the Board of Directors, each to serve until the annual meeting of stockholders in fiscal year 2024 and until their successors are elected and qualified or until their earlier resignation or removal;

(2)

To approve the Amended and Restated MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan (the “2008 Equity Plan”) to increase the number of shares of common stock that may be subject to award and make certain other changes to the plan terms included in the plan document attached as Annex A;

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

(4)	To ratify the appointment of BDO USA, LLP as MEI Pharma’s independent registered public accounting firm for the fiscal year ending June 30, 2021; and

(5)	To conduct such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

Record Date; Shares of Common Stock Outstanding and Entitled to Vote

We have fixed the close of business on October 20, 2020 as the record date for determination of the holders of our common stock entitled to notice of and to attend and vote at the Annual Meeting or any adjournment or postponement thereof. There were approximately 649 holders of record of our common stock at the close of business on the record date. At the close of business on the record date, 112,521,964 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. See the section titled, “Security Ownership of Certain Beneficial Owners and Management of MEI Pharma” in this proxy statement for information regarding persons known to our management to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Board of Directors of MEI Pharma for use at the Annual Meeting.

If you are a stockholder of record of MEI Pharma as of the record date referred to above, you may vote via the Internet during the Annual Meeting or, prior to the Annual Meeting, via the Internet by following the instructions provided in the Notice, via telephone by calling the toll-free number found on the proxy card, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Prior to the meeting:

•

To vote on the Internet, go to the website indicated on the Notice to complete an electronic proxy card. You will be asked to provide MEI Pharma’s number and a control number from the enclosed proxy card.

•

To vote over the telephone, dial the toll-free number on your proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide MEI Pharma’s number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m. (Pacific Time) on December 16, 2020 to be counted.

•

To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your MEI Pharma shares. If you do not give instructions to your broker, your broker can vote your MEI Pharma shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposals relating to the election of directors (Proposal No. 1), the approval of the Amended and Restated 2008 Equity Plan (Proposal No. 2) and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3) are non-discretionary items. On non-discretionary items, for which you do not give your broker instructions, your broker will not vote your shares and, accordingly, the shares will be treated as broker non-votes.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal No. 1 electing the three nominees to our Board of Directors; “FOR” Proposal No. 2 to approve the adoption of the 2008 Equity Plan to increase the number of shares of common stock that may be subject to awards and make certain other changes to the plan terms included in the plan document attached as Annex A; “FOR” Proposal No. 3 to approve, on an advisory basis, the compensation paid to MEI Pharma’s named executive officers; and “FOR” Proposal No. 4 ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021.

Our stockholders of record may change their votes at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of MEI Pharma stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the Annual Meeting and vote via the Internet. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares of common stock, the stockholder must follow directions received from its broker to change those instructions.

Quorum and Vote of MEI Pharma Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the shares of the common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the meeting would be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted towards a quorum.

For Proposal No. 1, the affirmative vote of a plurality of the votes cast is required to elect a director when a quorum is present. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors.

For Proposals No. 2, 3 and 4, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to these proposals will be deemed present, but will not be voted. Accordingly, an abstention will have the effect of a vote “against” the proposal. Broker non-votes on a proposal will have no effect on determining whether stockholders have approved the proposal.

At the record date for the Annual Meeting, the directors and executive officers of MEI Pharma owned less than 1% of the outstanding shares of MEI Pharma common stock entitled to vote at the Annual Meeting.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will pay the cost of soliciting proxies, including reimbursing applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

The Board of Directors has nominated Dr. Kevan E. Clemens, Dr. Daniel P. Gold and Ms. Tamar D. Howson to serve as directors for a term expiring at the annual meeting of stockholders to be held in fiscal 2024 and until their successors have been elected and qualified. Each of the nominees has consented to be named herein and to serve if elected. We do not know of anything that would preclude any of the nominees from serving if elected. If any of the nominees become unable to stand for election as a director at the Annual Meeting as a result of an event not anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The identity and a brief biography of each nominee is set forth below. The Board of Directors has determined that Dr. Kevan E. Clemens and Ms. Tamar D. Howson are independent directors within the meaning of the listing standards of the NASDAQ Capital Market.

Our amended and restated certificate of incorporation and amended and restated by-laws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors currently authorized by the Board of Directors is nine. Under our amended and restated certificate of incorporation and amended and restated bylaws, our Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains, as near as possible, one-third of the whole number of directors, with members of each class holding office for a three-year term. There are currently three directors whose terms expire at the annual meeting to be held in fiscal 2022, three directors whose terms expire at the annual meeting to be held in fiscal 2023 and three directors whose terms expire at the Annual Meeting.

Dr. Kevan E. Clemens, Dr. Daniel P. Gold and Ms. Tamar D. Howson are members of the class of directors whose terms expire at the Annual Meeting.

Business Experience of Nominees

Kevan E. Clemens, Ph.D., age 76, Director

Dr. Clemens has been a director of MEI Pharma since December 2014. He has a long and distinguished career in the pharmaceutical industry, highlighted by 25 years at Labratorios Syntex SA and Hoffman-La Roche in a number of development, sales and marketing positions. As Executive Vice President, Business Director at Roche, he was responsible for the blockbuster Global Oncology franchise, including its strategic plans, development and marketing. Prior to that, he was Vice President, Global Head of Specialty Care, Vice President, Global Head of Project Management and Vice President, Global Head of Clinical Operations for North and South America. Dr. Clemens served on the board of directors of Chelsea Therapeutics International from 2004 until its acquisition by H. Lundbeck A/S in June 2014. He also served on the board of directors of Kosan Biosciences from 2005 to 2008. Dr. Clemens obtained his Ph.D. in Chemistry from the University College London.

Daniel P. Gold, Ph.D., age 66, President, Chief Executive Officer and Director

Dr. Gold was appointed President and Chief Executive Officer in April 2010. He joined the Company with approximately 25 years of drug discovery and development experience, most recently as President and Chief Executive Officer of Prospect Therapeutics, a mid-stage oncology company. Prior to his tenure at Prospect, Dr. Gold was founder and Chief Scientific Officer of Favrille, where he was an integral member of a team that advanced the company’s lead oncology candidate through a pivotal Phase III clinical trial. He currently serves on the Board of Trustees of the Hope Funds for Cancer Research. Dr. Gold’s academic qualifications include Postdoctoral Fellowships at the Dana-Farber Cancer Institute, at the Harvard School of Medicine and the Massachusetts Institute of Technology, Center for Cancer Research. He holds a Ph.D. in Pathology/Immunology from Tufts University, Boston and a bachelor’s degree in Biology from the University of California Los Angeles.

Tamar D. Howson, age 72, Director

Ms. Howson was appointed a director in July 2019. She is a highly experienced business development executive and consultant with more than 30 years of service in the pharmaceutical and biotechnology industries. Ms. Howson currently serves on the board of directors of Immunic Pharma and Cue Pharma. Between 2009 to 2019 she served on the boards of various other life sciences companies including Actavis plc, Aradigm Corporation, ContraVir Pharmaceuticals, Inc., Cynapsus Therapeutics Inc., Enzymotec PLC, Idenix Pharmaceuticals Inc., Organovo Holdings Inc, OXiGENE, Inc., and Scientus Pharma, a private company. From 2009 to 2011, Ms. Howson served as a member of the transaction advisory firm JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, a public biotech company. Prior to joining Lexicon, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb and SmithKline Beecham plc. Ms. Howson holds an M.B.A from Columbia University, a M.S. from City University of New York, and a B.S. in Chemical Engineering from the Technion, Israel.

VOTE REQUIRED

Assuming a quorum is met, a nominee for director must receive a plurality of the votes cast by holders of the shares of common stock represented in person or by proxy at the Annual Meeting to be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of the director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF KEVAN E. CLEMENS, Ph.D., DANIEL P. GOLD, Ph.D. AND TAMAR D. HOWSON AS DIRECTORS OF MEI PHARMA, INC.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Set forth below are the names and certain biographical information regarding our directors who are not being considered for re-election at the Annual Meeting.

Name	Age	Positions Held	Expiration of Term
Charles V. Baltic III	59	Director	Fiscal 2022 Annual Meeting of Stockholders
Nicholas R. Glover, Ph.D.	51	Director	Fiscal 2022 Annual Meeting of Stockholders
Frederick W. Driscoll	70	Director	Fiscal 2022 Annual Meeting of Stockholders
Cheryl L. Cohen	54	Director	Fiscal 2023 Annual Meeting of Stockholders
Thomas C. Reynolds, M.D., Ph.D.	61	Director	Fiscal 2023 Annual Meeting of Stockholders
Christine A. White, M.D.	68	Director	Fiscal 2023 Annual Meeting of Stockholders

Charles V. Baltic III, age 59, Director

Mr. Baltic has been a director of MEI Pharma since October 2011. Mr. Baltic has been affiliated with Needham & Company, LLC since 2009, as Managing Director and Co-Head of Healthcare until 2019 and as Senior Advisor since 2019. Mr. Baltic also is an Executive Vice President and Chief Operating Officer of SIDIS Corp., a life sciences management and investment company, since 2019. Mr. Baltic was a Managing Director and head of the biotechnology practice at CRT Capital Group from 2006 to 2008. From 2001 to 2006, he served as a Managing Director in Healthcare Investment Banking at Wachovia Securities. Prior to Wachovia, he was with Healthcare Investment Banking at Cowen and Company for six years, ultimately serving as a Director in Healthcare Investment Banking. Prior to beginning his investment banking career in 1996, Mr. Baltic practiced corporate and securities law with the firm of Dewey Ballantine, representing numerous healthcare and securities clients. Mr. Baltic served as a Director of SIDIS Corp. from 2013 to 2019. Mr. Baltic was also a Director of the non-profit trade association Life Science Washington (formerly the Washington Biotechnology and Biomedical Association), serving from 2013 to 2018, and a member of the U.S. Securities and Exchange Commission’s Advisory Committee on Small and Emerging Growth Companies, serving from 2013 to 2015, and a Director of MedVantage Inc., which was ultimately acquired by IMS Health in 2011. Mr. Baltic was a founding Trustee of the non-profit Hope Funds for Cancer Research, serving from 2007 to 2017 in that capacity, and remains on the Council of Advisors. Mr. Baltic earned his B.A and J.D. degrees from Georgetown University and M.B.A. degree in Finance from the Wharton School of the University of Pennsylvania.

Nicholas R. Glover, Ph.D., age 51, Director

Dr. Glover has been a director of MEI Pharma since June 2013. He served as President and Chief Executive Officer of Sierra Oncology (NASDAQ: SRRA), a drug development company focused on advancing targeted therapeutics for the treatment of patients with cancer, from July 2014 through May 2020. Prior to joining Sierra, he served as President and Chief Executive Officer of YM Biosciences’, an oncology drug development company, from November 2010 until its acquisition by Gilead Sciences in February 2013. Previously, Dr. Glover was President and Chief Executive Officer of Viventia Biotech, a biopharmaceutical company involved in the discovery and development of monoclonal antibody-based technologies for the treatment of cancer, which he joined after serving as an investment manager for MDS Capital, a life sciences venture capital firm. Dr. Glover holds a B.Sc. (Hons) in Chemistry from the University of East Anglia, U.K., a M.Sc. in Chemistry from the University of British Columbia, Canada, and a Ph.D. in Chemistry from Simon Fraser University, Canada.

Frederick W. Driscoll, age 70, Director

Mr. Driscoll has been a director of MEI Pharma since February 2018. He currently serves on the board of directors of Cue Biopharma, Cellectar Biosciences, Inc., NantKwest, Inc. and SmartPharm Therapeutics. He served as the chief financial officer of Flexion Therapeutics, Inc. from 2013 to 2017. Prior to joining Flexion, he was the chief financial officer at Novavax, Inc. from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as the chief executive officer at Genelabs Technologies, Inc. and from 2007 to 2008 he served as the company’s chief financial officer. He was also the chief executive officer of OXiGENE, Inc. from 2000 to 2006. Mr. Driscoll also served as the chairman of the board and audit committee chair at OXiGENE and as a member of the audit committee for Cynapsus Therapeutics, Inc. Mr. Driscoll earned a bachelor’s degree in accounting and finance from Bentley University.

Cheryl L. Cohen, age 54, Director

Ms. Cohen has been a director of MEI Pharma since April 2020. She has been President of CLC Consulting, a pharmaceutical and biotechnology consulting firm which she incorporated in 2008, that specializes in new product start-ups and commercialization. Most recently, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc. where she built the company’s commercial organization and lead her team to successfully launch the blockbuster oncology drug, Xtandi®. In 2016, Medivation was acquired by Pfizer Inc. for $14 billion. Prior to joining Medivation, Ms. Cohen spent over 10 years at Johnson & Johnson – most notably as Vice President of the Rheumatology Franchise. In this role, Ms. Cohen was responsible for over $2 billion in annual sales and led multiple commercial entities including marketing, sales, and life cycle management. From June 1998 through November 2007, Ms. Cohen oversaw multiple launches of Remicade® in several indications across a variety of specialties including Gastroenterology and Rheumatology. Ms. Cohen began her career at Solvay Pharmaceuticals in management and sales. Ms. Cohen currently serves on the board of directors of Aerpio Pharmaceuticals and NantKwest, both of which are publicly traded companies. She earned a B. A. degree from Saint Joseph College.

Thomas C. Reynolds, M.D., Ph.D., age 61, Director

Dr. Reynolds has been a director of MEI Pharma since February 2013. He has been President of Two Paddles Consulting LLC since December 2013, providing consulting services to biotechnology companies. Dr. Reynolds currently serves as an independent director of Trillium Therapeutics Inc. (NASDAQ: TRIL; TSX: TR), an immuno-oncology company, since March 2014. Previously, he served as Chief Medical Officer of Seattle Genetics from March 2007 until his retirement in February 2013. While at Seattle Genetics, he was responsible for building and leading an integrated clinical development, regulatory and medical affairs organization, highlighted by the development and approval of ADCETRIS®. From 2002 to 2007, Dr. Reynolds served at ZymoGenetics (acquired by Bristol-Myers Squibb in 2010), most recently as Vice President, Medical Affairs, where he oversaw the clinical development and regulatory filing of RECOTHROM®. Previously, he was Vice President, Clinical Affairs at Targeted Genetics, and before that was at Somatix Therapy (acquired by Cell Genesys in 1997). Dr. Reynolds received his M.D. and Ph.D. in biophysics from Stanford University and a B.A. in chemistry from Dartmouth College.

Christine A. White, M.D., age 68, Director

Dr. White has been a director of MEI Pharma since August 2010. She served as Lead Director from January 2013 until she was appointed Chair of the Board in December 2015. She was with Biogen Idec from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs, where she played an integral role in the development and commercialization of Rituxan® and Zevalin®. Previously, she served as the Director of Clinical Oncology Research and Chair of the Department of Medicine at Scripps Memorial Hospitals in La Jolla and Encinitas, California. Dr. White served as a member of the board of directors of Arena Pharmaceuticals from 2006 to 2018. She previously served as a member of the board of directors at Genoptix Medical

Laboratory, Monogram Biosciences and Pharmacyclics Inc. Dr. White earned her B.A. in Biology and her M.D. from the University of Chicago and is Board certified in both Internal Medicine and Medical Oncology.

Information about the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of MEI Pharma. During the fiscal year ended June 30, 2020, a majority of the members of the Board of Directors were, and as of the date of this report are, independent within the meaning of the NASDAQ Stock Market (“NASDAQ”) rules.

The Board has established an Audit Committee to oversee the Company’s financial matters, a Compensation Committee to oversee the Company’s compensation policies, plans and programs and a Nominating and Governance Committee to assist the Board of Directors in nominating board members to be elected by the stockholders at the Annual Meeting, to fill vacancies and newly created directorships, and to evaluate and monitor all matters with respect to governance of the Company and oversee compliance by the Company with its legal and regulatory obligations.

Schedule of Committee Members

Board Member	Audit Committee	Compensation Committee	Nominating & Governance Committee
Charles V. Baltic, III
Kevan E. Clemens
Cheryl L. Cohen

Frederick W. Driscoll

Nicholas R. Glover

Tamar D. Howson

Thomas C. Reynolds

Christine A. White

=	Committee Member

=	Committee Chair

=	Financial Expert

Audit Committee

The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s responsibilities include:

•	overseeing financial and accounting activities;

•	selecting and recommending the annual appointment of independent auditors;

•	reviewing and approving the scope of audit and non-audit assignments and related fees;

•	assessing annually the Company’s major financial risks and exposures;

•	evaluating the independence and performance of the independent auditors:

•	reviewing the accounting principles used in financial reporting;

•	reviewing and assessing our financial reporting activities and disclosures included in our periodic reports and the accounting standards and principles followed;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting; and

•	reviewing and approving related party transactions.

Mr. Driscoll has served as Chairman of the Audit Committee since August 29, 2019. The other members of the Audit Committee are Mr. Baltic, Ms. Cohen (beginning on June 17, 2020) and Dr. Glover. Mr. William Rueckert, a former member of the Board of Directors, served on the Audit Committee until his retirement from the Board of Directors in December 2019. Mr. Driscoll has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC.

The Board of Directors has determined that each of the Audit Committee members is independent, as defined by applicable NASDAQ and SEC rules. The Company has adopted an Audit Committee Charter, which is posted on its website at www.meipharma.com. The Audit Committee met four times during the fiscal year ended June 30, 2020.

Compensation Committee

The Compensation Committee acts on behalf of the Board to fulfill the Board’s responsibilities to:

•	oversee, review, modify and approve our compensation strategy and policies;

•	assess the independence of compensation consultants and legal advisors prior to engagement;

•	exercise sole power to retain compensation consultants and advisors and to determine the scope of the associated engagements;

•	review and approve annual corporate performance goals;

•	evaluate the chief executive officer’s and executive officers’ performance;

•	review and determine the compensation to be paid to our executive officers, including the allocation of equity related grants;

•	recommend the compensation and terms of appointment of non-executive directors to the Board of Directors for review and approval;

•	ensure the Company meets the reporting requirements promulgated by the SEC regarding compensation and disclosure of compensation and compensation related practices;

•	assess potential compensation related risks; and

•	evaluate and ensure compliance with “Say-on-Pay” requirements.

The Compensation Committee also consults with and considers the recommendations of the chief executive officer with respect to the appropriate level and mix of the various compensation components, focused primarily on the particular goals of applicable executives and employees in a particular year. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.meipharma.com. Dr. Clemens has served as the Chairman of the Compensation Committee since August 1, 2016. The other members of the Compensation Committee are Dr. Glover, Ms. Howson (beginning on December 5, 2019) and Dr. Reynolds. Mr. William Rueckert, a former member of the Board of Directors, served on the Compensation Committee until his retirement from the Board of Directors in December 2019. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by applicable NASDAQ rules. The Compensation Committee met three times during the fiscal year ended June 30, 2020.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors in:

•	identifying qualified individuals who possess the desired experience and skills to serve on the Board;

•	proposing chairpersons and members on committees to the Board;

•

considering all qualified director candidates identified by the Nominating and Governance Committee, or by stockholders, in the event any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election;

•	overseeing the Board evaluation process and evaluating the size and composition of the Board; and

•	evaluating any stockholder proposal and whether to recommend to the Board of Directors and whether the Company shall support or oppose the proposal.

Mr. Baltic has served as Chairman of the Nominating and Governance Committee since September 2012. The other members of the Nominating Committee are Ms. Howson (beginning on June 17, 2020), Dr. Reynolds and Dr. White. MEI Pharma’s Nominating and Governance Committee Charter is posted on its website at www.meipharma.com. The Board of Directors has determined that each of the Nominating and Corporate Governance Committee members is independent, as defined by applicable NASDAQ and SEC rules. The Nominating and Governance Committee met five times during the fiscal year ended June 30, 2020.

Stockholders who would like to propose an independent director candidate for consideration for nomination by the Board of Directors at next year’s annual meeting of stockholders may do so by submitting the candidate’s name, resume and biographical information to the attention of Brian G. Drazba, Secretary, MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California 92130. All stockholder nominations received by the Secretary, which comply with the advance notice provisions of the Company’s Amended and Restated Bylaws, will be presented to the Nominating and Governance Committee for the same consideration as individuals identified by the Nominating and Governance Committee through other means.

The Nominating and Governance Committee reviews the prospective candidate’s biographical information and assesses each candidate’s independence, diversity, skills and expertise based on a variety of factors, including the following criteria:

•	whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•	whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Nominating and Governance Committee when the Committee makes recommendations to the Board of Directors, and cannot be measured in a quantitative way. In addition, the Nominating and Governance Committee considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating and Governance Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates. The Nominating and Governance Committee and the Board of Directors generally value the broad business experience and independent business judgment in the health care, life sciences and other fields of each member. Specifically, Dr. White is qualified for the Board based on her business and medical experience in the healthcare field, including oncology research. Mr. Baltic is qualified for the Board based on his business experience in the health care investment banking industry. Dr. Clemens is qualified for the Board based on his business and pharmaceutical industry experience in the areas of commercialization, strategic marketing, business development and drug development in oncology. Ms. Cohen is qualified for the Board based on her business and pharmaceutical industry experience in the areas of commercialization, strategic marketing, business development and drug development in oncology. Mr. Driscoll is qualified for the Board based on his business experience in the pharmaceutical industry in the area of finance and his status as an “audit committee expert”. Dr. Glover is qualified for the Board based on his business experience and his drug development experience in the oncology field. Ms. Howson is qualified for the Board based on her business experience in the pharmaceutical industry in the area of business development. Dr. Reynolds is qualified for the Board based on his medical experience and experience in clinical development and regulatory and medical affairs. Dr. Gold is qualified for the Board based on his experience as the Company’s chief executive officer and other experience in clinical development and the pharmaceutical industry.

In addition, the Nominating and Governance Committee oversees compliance by the Company with its legal and regulatory obligations and periodically reviews:

•	the Company’s Code of Business Conduct and Ethics;

•	the Company’s Insider Trading Policy;

•	the Company’s Corporate Disclosure Policy;

•	the Company’s restated certificate of incorporation;

•	the Company’s amended and restated bylaws; and

•	the independent status of directors.

Director Independence

The Board of Directors has determined the independence of each director in accordance with the elements of independence set forth in the NASDAQ listing standards. Based upon information solicited from each director, the Board of Directors has determined that each of Dr. White, Mr. Baltic, Dr. Clemens, Ms. Cohen, Mr. Driscoll, Dr. Glover, Ms. Howson and Dr. Reynolds has no material relationship with MEI Pharma and is “independent” within the meaning of NASDAQ’s director independence standards as currently in effect. In making the foregoing determinations, the Board of Directors has considered both the objective tests set forth in the NASDAQ independence standards and subjective measures with respect to each director necessary to determine that no relationships exist that would interfere with the exercise of independent judgment by each such director in carrying out responsibilities of a director. Dr. Gold, as President and Chief Executive Officer, is not considered independent in accordance with NASDAQ’s requirements.

Board Leadership Structure

Previously, the Board of Directors created the position of Lead Director to carry out the duties of the Chair until the Nominating and Governance Committee identified, and the Board appointed, a director to the Chair position. In December 2015, the Board of Directors eliminated the Lead Director position and elected Dr. White to the position of Chair of the Board. Dr. White previously held the position of Lead Director since March 2013.

The Board of Directors does not have a policy addressing whether the same person should serve as both the Chief Executive Officer and Chair of the Board or if the roles should be separate. Our Board believes that it should have the flexibility to make its determination based upon what it considers to be the appropriate leadership structure for the Company at the time. The Board believes that its current leadership structure, with Dr. Gold serving as President and Chief Executive Officer and Dr. White serving as Chair of the Board is appropriate for the Company at this time.

Board Role in Risk Oversight

Risk is an integral part of the Board and Committee deliberations throughout the year. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Nominating and Governance Committee exercises oversight of governance risks, including succession planning and legal compliance. The Board is advised by these committees of significant risks and management’s response through periodic updates.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all directors, officers, employees and consultants of the Company are subject to restrictions on hedging of securities of the Company. These restrictions apply to securities of the Company owned by such persons, regardless of whether such securities were granted by the Company to such persons as compensatory awards. Our Insider Trading Policy prohibits such persons from engaging in short sales of securities of the Company or in transactions in publicly traded options with respect to securities of the Company. In addition, our Insider Trading Policy permits, but discourages, such persons from holding securities of the Company in a margin account or pledging securities of the Company as collateral for a loan and from entering standing orders with respect to securities of the Company.

Stockholder Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of MEI Pharma, Inc., Attention: Secretary, 11455 El Camino Real, Suite 250, San Diego, California, 92130. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

Appointment of Directors

The Company’s amended and restated certificate of incorporation and amended and restated by-laws provide that the number of directors will be set by resolution of the board, but shall be between two and nine. The Company currently has nine directors.

Under the Company’s amended and restated certificate of incorporation and amended and restated by-laws, directors are to be elected at each annual meeting of stockholders for a term of three years unless the director is removed, retires or the office is vacated earlier. The board is divided into three classes with respect to the term of office, with the terms of office of one class expiring each successive year. This classified board provision could discourage a third party from making a tender offer for the Company’s shares or attempting to obtain control of MEI Pharma. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

A director may resign at any time. The resignation is effective upon receipt of notice. Any or all directors may be removed with or without cause by a resolution of stockholders entitled to vote to elect directors. Vacancies from resignation or removal or expansion of the size of the board may be filled by resolution of a majority of directors then in office or by a sole remaining director, and any director so appointed shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Attendance of Directors at Board Meetings and Shareholder Meetings

During the fiscal year ended June 30, 2020, the Board of Directors held a total of six meetings, and each director attended at least 75% of the total number of meetings of the Board of Directors and of the meetings of each committee of the Board of Directors on which such director served.

All directors are expected to attend the Company’s annual meetings of stockholders. All directors then in office attended the annual meeting of stockholders held in December 2019.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors and employees and the Company has posted the text of the policy on its website at www.meipharma.com.

Executive Officers

The Company’s executive officers are appointed by and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding MEI Pharma’s executive officers as of June 30, 2020.

Daniel P. Gold Ph.D., age 66, President and Chief Executive Officer

See “Directors” above for biographical information regarding Dr. Gold.

Brian G. Drazba, age 59, Chief Financial Officer and Secretary

Mr. Drazba has been Chief Financial Officer since April 2017. Mr. Drazba has more than 25 years of financial management experience in the healthcare industry. Previously, he served as Vice President of Finance and Chief Financial Officer of Heron Therapeutics, Inc., a commercial-stage biotechnology company, from October 2013 to March 2017. From 2009 to 2012, he was Vice President of Finance and Chief Accounting Officer for ISTA Pharmaceuticals, a commercial-stage pharmaceutical company. ISTA Pharmaceuticals was acquired by Bausch + Lomb in June 2012. From 1992 to 2009, Mr. Drazba held various positions of increasing responsibility within Insight Health Corp., most recently as Senior Vice President and Chief Accounting Officer. He began his career at Arthur Andersen & Co., a public accounting firm. Mr. Drazba is a licensed Certified Public Accountant (inactive) in California and earned a B.A. degree in Accounting from the University of San Diego.

Robert D. Mass, M.D., age 66, Chief Medical Officer

Dr. Mass has been Chief Medical Officer since June 2011. Dr. Mass has more than 20 years of experience as a medical oncologist in both clinical practice and clinical drug development. He held a number of leadership positions at Genentech from 1998 to 2009, most recently as Head of Medical Affairs, BioOncology, a position created to strategically integrate and optimize all of the non-sponsored clinical programs within the company’s oncology portfolio. He also served on the Executive Development Review Committee at Genentech, which was responsible for the review and approval of all sponsored clinical programs across the company’s therapeutic portfolio. Previously he served as clinical science leader for Herceptin® from 1999 to 2002, Tarceva® from 2002 to 2003, and Avastin®, currently the leading oncology therapeutic worldwide, from 2003 to 2007. Prior to joining Genentech, he practiced Hematology and Medical Oncology from 1988 to 1998. Dr. Mass earned his bachelor’s degree in Economics from Tufts University and his medical degree from Oregon Health & Science University. He is certified by the American Board of Internal Medicine in both Internal Medicine and Medical Oncology.

David M. Urso, age 56, Chief Operating Officer & General Counsel

Mr. Urso has been Chief Operating Officer and General Counsel since July 2018. Prior to July 2018, Mr. Urso had been the Company’s Senior Vice President of Corporate Development and General Counsel since March 2014. Mr. Urso joined MEI Pharma with more than two decades of experience in the life science industry, most recently as Chief Operating Officer and General Counsel at Tioga Pharmaceuticals, a privately held drug development company he co-founded in 2005. Previously, he was a Principal at Forward Ventures, where he was responsible for identifying and developing life science venture capital investments. Prior to joining Forward Ventures in 2002, Mr. Urso was Director of Corporate Development and Legal Affairs at DNA Sciences, Inc. Previously, he worked as an attorney in the corporate securities and licensing groups at Wilson Sonsini Goodrich & Rosati LLP and Cooley Godward LLP, after beginning his career as a bench scientist at SmithKline Beecham and the University of Pennsylvania Medical School. Mr. Urso received a J.D. from Harvard Law School and a B.A. in Molecular Biology and Philosophy from Reed College.

APPROVAL OF AMENDED AND RESTATED

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

(PROPOSAL NO. 2)

MEI Pharma’s Amended and Restated 2008 Stock Omnibus Equity Compensation Plan, which we refer to as the “2008 Equity Plan,” was initially adopted in 2008 as the “MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan.” The MEI Pharma Board of Directors believes having stock available for grant to be a significant contributing factor to the continued success of MEI Pharma, by enabling the Company to attract, motivate and retain directors, officers, employees and advisors who are expected to contribute to its success and achieve its corporate goals, which the Company believes will benefit its stockholders.

Effective upon the approval by our stockholders at the Annual Meeting, the MEI Pharma Board of Directors has amended and restated the 2008 Equity Plan (the “Amended Plan”), subject to the approval of our stockholders, to increase the number of shares of our common stock authorized for future grant under the Amended Plan by 9,925,000 shares, so that, together with the 6,437,150 shares that remain available for new awards as of June 30, 2020, a total of 16,362,150 shares of our common stock will be available for new awards, subject to the share counting, share recycling and adjustment provisions set forth in the Amended Plan and described below. The proposed increase represents approximately 8.8% of the Company’s outstanding common stock as of June 30, 2020.

As of the date stockholders approve this amendment and restatement, in addition to the shares subject to outstanding awards as of June 30, 2020 (the “Outstanding Awards”), (i) 16,362,150 shares will be available for new awards, less (ii) one share for every one share that was subject to an option or Stock Appreciation Right (“SAR”) granted after June 30, 2020 and 1.25 shares for every one share that was subject to a stock unit, stock award or other stock-based award (“Full Value Award”) granted after June 30, 2020. If any shares subject to an award are forfeited, the award expires or the award is settled in cash, the shares subject to such award, to the extent of such forfeiture, expiration or cash settlement, will be available for awards under the Amended Plan

We are seeking stockholder approval of the Amended Plan (i) in order to meet the published listing requirements of the NASDAQ Capital Market, (ii) to confirm that the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year for services provided as a non-employee director, taken together with any cash fees paid or payable to such non-employee director for services performed as a non-employee director for such year, is $400,000 and (iii) in order for incentive stock options (“ISOs”) to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table sets forth certain information about the 2008 Equity Plan as of June 30, 2020, and the potential overhang under the Amended Plan with 9,925,000 additional new shares:

• Number of shares relating to stock options outstanding as of June 30, 2020	11,252,976
• Weighted average remaining term of outstanding options	7.8 years
• Weighted average exercise price of outstanding options	$2.81
• Number of Full Value Awards outstanding as of June 30, 2020	—
• Remaining number of authorized shares as of June 30, 2020 for future grants under the 2008 Equity Plan	6,437,150
• Number of new shares requested under the Amended Plan	9,925,000
• Total number of authorized shares under the Amended Plan (1)	16,362,150
• Total potential overhang under the Amended Plan (2)	27,615,126
• Number of shares of common stock outstanding as of June 30, 2020	111,513,689
• Fully-diluted shares of common stock (3)	139,128,815
• Potential dilution of 9,925,000 new shares requested under the Amended Plan as a percentage of fully-diluted shares of common stock	7.1%

(1) The total number of authorized shares for future grants under the Amended Plan includes (i) 9,925,000 additional shares requested, plus (ii) 6,437,150 shares that remained available for grants under the 2008 Equity Plan as of June 30, 2020.

(2) The total potential overhang under the under Amended Plan in the foregoing table consists of 11,252,976 shares subject to stock options outstanding as of June 30, 2020, plus shares that remained available for grants under the 2008 Equity Plan as of June 30, 2020, plus the number of new shares requested for approval by stockholders under the Amended Plan.

(3) The fully diluted shares of common stock in the foregoing table consists of the shares of common stock outstanding as of June 30, 2020 plus the total potential overhang under the Amended Plan.

The request for stockholders to approve an increase of 9,925,000 shares available for new awards under the Amended Plan considers the Company’s industry, size, volatility, and an estimate of the policies of some influential institutional stockholders and related vote advisory services. The amount of new stock plan dilution incurred by peer companies’ stockholders was reviewed to estimate the equivalent new share amount under the Amended Plan. The proposed total number of shares available for issuance under new awards was then determined at a level expected to be sufficient for between two and four years of expected new awards, assuming we continue to grant awards consistent with our current practices and historical usage, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended Plan could last for a shorter or longer time. The Board of Directors was assisted by its independent compensation consultant FW Cook in determining an appropriate increase of the number of authorized shares under the Amended Plan.

The table below sets forth the following information regarding the stock options granted under the 2008 Equity Plan: (i) the burn rate for each of the last three fiscal years and (ii) the average burn rate over the last three fiscal years. No Full Value Awards were granted under the 2008 Equity Plan in any of the last three fiscal years. The burn rate for a year has been calculated as follows:

(i)	all stock options granted in the applicable year, divided by

(ii)	the weighted average number of shares of common stock outstanding for the applicable fiscal year.

Burn Rate

Element	2020	2019	2018
Stock Options Granted	3,733,333	3,119,250	2,772,333
Weighted Average Shares of Common Stock Outstanding for the fiscal year ended June 30	91,080,084	71,139,278	41,431,319
Burn Rate	4.1%	4.4%	6.7%

The burn rate means that the Company used an annual average of 5.1% of the weighted average shares outstanding for awards granted over the past three fiscal years under the 2008 Equity Plan.

The Amended Plan is set forth in Annex A to this proxy statement, and the following description of the Amended Plan is only intended to be a summary of the key provisions of the Amended Plan. Such summary is qualified in its entirety by the actual text of the Amended Plan to which reference is made.

Description of the Amended Plan

Purpose

The purpose of the Amended Plan is to provide a means for us to attract, retain, motivate and reward present and prospective employees, non-employee directors and advisors by increasing their ownership interests in the Company.

Administration of the Amended Plan

The Amended Plan generally will be administered by the Compensation Committee of the Board of Directors, except that the Board of Directors will perform the Compensation Committee’s functions under the Amended Plan for purposes of grants of awards to non-employee members of the Board of Directors, and, to the extent permitted under applicable law and regulation, may perform any other function of the committee as well. The Compensation Committee (or Board of Directors, as applicable) has the authority, among other things, to: (i) select the directors, officers, employees and advisors entitled to be granted awards under the Amended Plan; (ii) determine the types and amounts of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; and (iii) determine the other terms and conditions of any award, including, without limitation, any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provisions or waivers thereof; provided that no stock option or SAR shall have a term longer than ten years from the date of grant.

The Compensation Committee’s authority with respect to awards to employees who are not directors or executive officers may be delegated to our officers or managers, including our Chief Executive Officer. This delegation may be revoked at any time.

As of October 20, 2020, 56 employees, eight non-employee directors and one advisor are eligible to participate in the Amended Plan. However, because awards will be granted at the discretion of the Compensation Committee (or its delegate) or the Board, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Types of Awards

MEI Pharma’s present and prospective directors, officers, employees, and advisors and those of its subsidiaries and affiliates are eligible for awards under the Amended Plan.

Under the Amended Plan, individual awards may take the form of:

•

stock options, the exercise price of which may not be less than 100% of the fair market value of the shares covered by such grant on the date of grant, measured at the closing market price of the common stock on such date, and the exercise price may be paid in such manner as specified by the Compensation Committee, including in cash, by tendering shares already owned, through a broker-assisted cashless exercise, through “net exercise” or by such other method as the Compensation Committee shall approve;

•

SARs, the base price of which may not be less than 100% of the fair market value of the shares covered by such grant on the date of grant, measured at the closing market price of the common stock on such date;

•	restricted stock, consisting of shares of MEI Pharma common stock that may be subject to forfeiture based upon the failure to satisfy employment-related restrictions;

•	stock units;

•	deferred stock, representing the right to receive shares of MEI Pharma common stock in the future;

•	bonus stock and awards in lieu of cash compensation; and

•

other awards, not otherwise provided for, denominated or payable in, or the value of which is based in whole or in part upon the market or book value of, MEI Pharma stock, including Dividend Equivalents, as described below.

Dividend Equivalents. Dividend equivalents consist of a right to receive cash, other awards or other property equal in value to dividends paid with respect to a specified number of shares of MEI Pharma stock. Dividend equivalents may only be granted in connection with Full Value Awards. Dividends and dividend equivalents related to Full Value Awards will only vest and be paid if and to the extent that the related Full Value Awards vest and are paid.

Transferability of Awards

No grant under the Amended Plan and no shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution or with respect to grants other than ISOs, pursuant to a domestic relations order.

Notwithstanding the above, the Compensation Committee may provide, in a grant letter, that a grantee may transfer nonqualified options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the grantee receives no consideration for the transfer and the transferred option will continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

Cancelled, Forfeited and other Terminated Awards

If and to the extent any stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants (including grants made under the 2008 Equity Plan prior to the effective date of the Amended Plan) will become available again for purposes of the Amended Plan. Shares of common stock surrendered in payment of the exercise price of an option (including options granted under the 2008 Equity Plan prior to the effective date of the Amended Plan), or withheld for payment of taxes of any grant (including grants made under the 2008 Equity Plan prior to the effective date of the Amended Plan), shall not be available for re-issuance under the Amended Plan. Upon the exercise of an option through a net exercise procedure, or upon the exercise of a SAR (including options and SARs granted under the 2008 Equity Plan prior to the effective date of the Amended Plan), both for purposes of calculating the number of shares remaining available for issuance under the Amended Plan and the number of shares remaining available for exercise under such option or SAR, the number of such shares shall be reduced by the gross number of shares for which the option or SAR is exercised and without regard to any cash settlement of a SAR. Except as provided with respect to cash settlement of SARs, to the extent that any grants (including grants made under the 2008 Equity Plan prior to the effective date of the Amended Plan) are paid in cash and not in shares of common stock, any shares previously subject to such grants shall again be available for issuance or transfer under the Amended Plan and shall not count against the share limits for purposes of shares available under the Amended Plan. In addition, shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options (including options granted under the 2008 Equity Plan prior to the effective date of the Amended Plan) will not be added to the shares available for future grants under the Amended Plan.

Limits on Shares Authorized under the Amended Plan and Size of Awards

Overall Limit. As noted above, subject to adjustment as provided in Sections 3(b) and 12 of the Amended Plan, and described below, as of the effective date of the Amended Plan, in addition to the Outstanding Awards made on or prior to June 30, 2020, (i) 16,362,150 shares, less (ii) one share for every one share that was subject to an option or SAR granted after June 30, 2020 and 1.25 shares for every one share that was subject to a Full Value Award granted after June 30, 2020, will be authorized for grants to be made under the Amended Plan. A maximum of 10,000,000 shares may be subject to ISOs.

For each share that is subject to an option or SAR granted under the Amended Plan, the share limit referred above will be reduced by one share for every one share that was subject to an option or SAR and for each share that is subject to a Full Value Award granted under the Amended Plan, the limit is reduced by 1.25 shares for every one share that was subject to a Full Value Award. Any shares that again become available for grants under the Amended Plan as described in “Cancelled, Forfeited and other Terminated Awards” above, are added as (i) one share for every one share subject to options or SARs granted under the Amended Plan and the 2008 Equity Plan and one share for every one share subject to Full Value Awards granted under the 2008 Equity Plan, and (ii) as 1.25 shares for every one share subject to Full Value Awards granted under the Amended Plan and the 2008 Equity Plan.

Substitute awards (awards made or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines) will not reduce the shares authorized for grant under the Amended Plan, nor will shares subject to a substitute award be added to the shares available for issuance or transfer under the Amended Plan. Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for grants under the Amended Plan and will not reduce the shares authorized for grant (and shares subject to such grants will not be added to the shares available for grants); provided that grants using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors prior to such acquisition or combination.

Limits per Participant. Notwithstanding any other provision of the Amended Plan to the contrary, subject to adjustments as set forth in Section 12 of the Amended Plan and described below, during any single calendar year, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all grants to any non-employee director plus the sum of all cash payments paid or payable to such director for such year may not exceed $400,000. No other participant will be granted awards with respect to more than 4,000,000 shares of common stock during any calendar year, subject to adjustments as set forth in Section 12 of the Amended Plan and described below. This limitation will be multiplied by two with respect to grants made to an employee during the first calendar year in which he or she commences employment or service with the Company and its subsidiaries.

Adjustments for Changes in Common Stock and Certain Other Events

In the event that the Compensation Committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects our shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of:

•	the number and kind of shares of stock reserved and available for awards under the Amended Plan, including shares reserved for ISOs;

•	the number and kind of shares of stock specified in the annual per-participant limitations under the Amended Plan;

•	the number and kind of shares that may be issued in respect of outstanding awards; and

•

the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the Compensation Committee may make provision for a cash payment, including, without limitation, payment based upon the intrinsic (i.e., in-the-money) value, if any, with respect to any outstanding award).

In addition, the Compensation Committee shall make appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards, or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events affecting us or our financial statements, or in response to changes in applicable law, regulation, or accounting principles.

Change of Control

The vesting of awards in connection with a change of control or other event will be determined by the terms of the individual award agreement.

In the event of a change in control, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding grants: (i) require surrender of outstanding vested options and SARs in exchange for payment by the Company, in cash or shares, in an amount equal to the “spread” of each such award; (ii) provide for the cancellation of unvested grants for no consideration; (iii) provide for the cancellation of out-of-the-money grants for no consideration; (iv) after giving an opportunity to exercise outstanding options and SARs, terminate any or all unexercised awards; or (v) determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change in control be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Prohibition on Repricing

Notwithstanding anything in the Amended Plan to the contrary, and other than pursuant to Section 12 of the Amended Plan that addresses equitable adjustments, the Compensation Committee will not without the approval of the Company’s stockholders (a) lower the exercise price per share of an option (or grant price of a SAR) after it is granted, (b) cancel an option or SAR in exchange for an option or SAR with a lower exercise price, cash or another grant (other than in connection with a change in control), or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

Clawback and Recoupment

All awards under the Amended Plan are subject to the applicable provisions of the MEI Pharma clawback or recoupment policy, as such policy may be in effect from time to time and are subject to recoupment as may be required by applicable law, regulation or exchange listing requirements. The current MEI Pharma clawback policy may be found on page 6 of the Company’s Corporate Governance Guidelines under Nominating & Governance Committee Guidelines at https://investor.meipharma.com/corporate-governance.

Amendment, Waiver and Termination

The Amended Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without stockholder approval unless such approval is required by law or regulation, including, without limitation, under the rules of any stock exchange or automated quotation system on which MEI Pharma’s common stock is then listed or quoted. The Compensation Committee may waive any conditions or amend, alter, suspend, discontinue or terminate any award under the Amended Plan. No such change to the Amended Plan or any award may, without the participant’s consent, materially impair the rights of the participant under an outstanding award except as provided in the Amended Plan or applicable award agreement.

Material Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Amended Plan. This discussion is intended for the information of MEI Pharma stockholders considering how to vote at the MEI Pharma Annual Meeting and not as tax guidance to individuals who may participate in the Amended Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws.

The grant of an option or SAR will create no tax consequences for the participant or MEI Pharma. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and MEI Pharma will receive no tax deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable stock received. In each case, MEI Pharma will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of stock acquired upon the exercise of an option or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such stock (or the exercise price of the option in the case of stock acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to MEI Pharma in connection with a disposition of stock acquired upon the exercise of an option or other award, except that MEI Pharma will generally be entitled to a tax deduction (and the participant will recognize ordinary taxable income) if stock acquired upon exercise of an ISO is disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the Amended Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or fair market value of stock or other property received. MEI Pharma will generally be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the stock or other property received at the first time the stock or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. MEI Pharma will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of the stock or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such stock or property, the participant would not be entitled to any tax deduction, including capital loss, for the value of the stock or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days after the receipt of the stock or other property.

Under section 409A of the Code, an award under the Amended Plan may be taxable to the participant at 20 percentage points above ordinary federal income tax rates at the time the award becomes vested, plus interest and penalties, even if that is prior to the delivery of cash or stock in settlement of the award, if the award constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

The Amended Plan provides that MEI Pharma has the right to require participants under the Amended Plan to pay it an amount necessary for it to satisfy its federal, state, local and foreign tax withholding obligations with respect to such awards. The Amended Plan permits the Company to determine the tax withholding rates, which comply with withholding requirements then in effect, and which will not cause an adverse accounting consequence or cost to the Company. MEI Pharma may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Compensation Committee or its designee determines otherwise, a participant may satisfy this withholding obligation by having shares acquired pursuant to the award withheld.

Securities Authorized For Issuance Under Equity Compensation Plans

The table below shows, as of June 30, 2020, information for all equity compensation plans previously approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,252,976	(1)	$2.81	6,437,150
Equity compensation plans not approved by security holders	—		—	—

Total	11,252,976		$2.81	6,437,150

(1)

Consists of awards with respect to shares of common stock issuable under the 2008 Equity Plan, under which 11,252,976 shares of common stock are authorized for issuance. The 2008 Equity Plan provides for the grant of options, stock units, stock awards and/or other stock-based or stock-denominated awards to the Company’s non-employee directors, officers, employees and advisors. As of June 30, 2020, all of the awards currently outstanding under the 2008 Equity Plan consist of stock options.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amended and restated 2008 Equity Plan. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MEI PHARMA, INC. 2008 STOCK OMNIBUS COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS AND MAKE CERTAIN OTHER CHANGES INCLUDED IN THE PLAN DOCUMENT ATTACHED AS ANNEX A.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL NO. 3)

At our 2017 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “Say-on-Pay” vote, every year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis—Compensation Philosophy and Objectives” section and the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success.

We urge stockholders to read the information below under “Compensation Discussion and Analysis”, including the Company’s Compensation Philosophy and Objectives as well as the related compensation tables and narrative, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board of Directors and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our corporate goals.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to MEI Pharma, Inc. named executive officers for fiscal 2020, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the fiscal year 2020 annual meeting of stockholders, including the discussion under the heading “Compensation Discussion and Analysis”, the compensation tables and the other narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board of Directors and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation strategy, policies, programs and practices for the named executive officers identified in the Summary Compensation Table. For fiscal year 2020, the named executive officers consist of Daniel P. Gold, Ph.D., President, Chief Executive Officer & Director, Brian G. Drazba, Chief Financial Officer, Robert D. Mass, M.D., Chief Medical Officer, and David M. Urso, Chief Operating Officer and General Counsel, to whom we collectively refer in this Compensation Discussion and Analysis as our “executive officers.”

Compensation Philosophy and Objectives

We believe that the performance of our executive officers significantly impacts our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success. Our executive officer compensation program is designed to provide compensation opportunities that are tied to individual and corporate performance.

Our overall compensation philosophy has been to pay our executive officers an annual base salary and to provide opportunities, through cash and equity incentives, to deliver higher compensation if certain key performance goals are satisfied or exceeded. The primary principles of our fiscal year 2020 compensation strategy were:

•	Compensation decisions are driven by a pay-for-performance philosophy;

•	Compensation should reflect individual and corporate performance; and

•	Target annual compensation is competitively positioned against a peer group of similar companies.

The Compensation Committee’s Process

The Compensation Committee acts on behalf of the Board with respect to fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs and reviewing and determining, as appropriate, the compensation to be paid to executive officers and directors. To achieve this task, the Compensation Committee (i) reviews and approves corporate performance goals and objectives that support and reinforce the Company’s long-term strategic goals and compensation plans; (ii) reviews the individual performance of the executive officers; (iii) establishes policies with respect to equity compensation arrangements, timing and pricing of equity awards for newly hired employees, promotions and annual grants for executive and non-executive employees and directors; (iv) reviews regional and industry-wide compensation practices and trends to assess the propriety, adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry; (v) reviews and approves the terms of any employment agreements, severance agreements, change-of-control protections and any other compensatory arrangements of the executive officers; (vi) performs and considers a compensation risk assessment; and (vii) considers stockholder feedback and Say-on-Pay voting results.

With respect to compensation of our Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance in light of relevant performance goals and objectives, taking into account the policies of the Compensation Committee and, with respect to long-term incentive compensation, stockholder return and the results of the most recent stockholder advisory vote on executive compensation. The Compensation Committee reviews and approves (or if appropriate, recommends to the Board for final determination and approval) individual and corporate performance goals and objectives of the Company’s other executive officers. The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the Company’s other executive officers. The Compensation Committee also makes recommendations to the Board with respect to this “Compensation Discussion and Analysis” section and recommends that such section be included in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements or information statements.

The Compensation Committee meets at least once a year or more frequently as its members deem necessary or appropriate. Under the charter, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other advisors as the Compensation Committee may determine to assist in the performance of the Compensation Committee’s duties and responsibilities, only after taking into consideration the factors prescribed by the SEC and NASDAQ that bear upon the adviser’s independence.

Setting Executive Compensation

The Compensation Committee considers peer group analysis as a component of its overall executive compensation decision process, but it does not attempt to set executive compensation to a specific benchmark level, or percentile at other companies. The Compensation Committee determines the mix of compensation of each executive officer based on its review of such competitive data and an assessment of the individual’s performance. We believe our approach to compensation does not encourage excessive risk-taking by the Company’s executives as it is not a market outlier and is based on a typical mix of short- and long-term compensation tied to both internal objectives and to shareholder value.

Our peer group of companies for fiscal year 2020 consisted of 21 similar publicly-traded drug development companies, all approved by the Compensation Committee, with input from management and our compensation consultant. The peer group is composed of drug development companies with a similar market cap (all under $700 million as of the date for inclusion in the peer group), without material revenue from commercial products, and with emphasis on oncology drug development companies as follows:

Aduro BioTech, Inc.	Idera Pharmaceuticals, Inc.
Advaxis, Inc.	Infinity Pharmaceuticals, Inc.
Agenus Inc.	Karyopharm Therapeutics Inc.
ArQule, Inc.	Kura Oncology, Inc.
Bellicum Pharmaceuticals, Inc.	Pieris Pharmaceuticals, Inc.
Calithera Biosciences, Inc.	Rigel Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Stemline Therapeutics, Inc.
ChemoCentryx, Inc.	Tracon Pharmaceuticals, Inc.
CytRx Corporation	Verastem, Inc.
Five Prime Therapeutics, Inc.	Ziopharm Oncology, Inc.
Geron Corporation

The Compensation Committee believes that our base compensation, cash incentives and equity programs reward the achievement of clearly defined corporate goals and objectives. This is critical for ensuring a competitive program that retains our existing executive officers and allows us to hire new executive officers, particularly in light of the competitive nature of our industry.

The peer data were used as context for setting fiscal 2020 executive officer compensation. The Compensation Committee does not set a target benchmark, but in fiscal year 2020, the value of total direct compensation for all named executive officers was near the median, with the CEO at the median. This recognizes that the fiscal year 2019 performance was above expectation following success in financing activities.

Role of Stockholder Say-on-Pay Votes

At our annual meeting of stockholders held in December 2019, approximately 99% of the shares voted at the meeting approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considers input from stockholders, its compensation consultant and proxy advisors, when assessing its compensation philosophy and the components of its compensation program, giving further consideration to the level of attainment of corporate goals and to the compensation data of the Company’s peer group so that compensation decisions are broadly consistent with market practice.

Elements of Compensation

Each executive officer’s compensation has three key elements: (i) base salary, (ii) performance-based cash incentives and (iii) equity-based compensation. These elements of executive compensation are intended to align the interests of our executive officers with those of our stockholders.

Base Salary

Base salaries serve to provide a fixed amount of compensation to our executive officers for successfully fulfilling their responsibilities. We establish base salaries for our executive officers when they join our Company or upon promotion. Base salaries for executive officers are reviewed and determined by the Compensation Committee annually, following consultation with our compensation consultant. Dr. Gold was provided a salary increase of 6.6%, Mr. Drazba was provided a salary increase of 5.8%, Dr. Mass was provided a salary increase of 4% and Mr. Urso was provided a salary increase of 8.0% in fiscal 2020. The increases keep pace with the market and recognize experience and performance. Our Chief Medical Officer currently works a 40% part-time schedule, and his salary is pro-rated accordingly.

Performance-based Cash Incentives

The Compensation Committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of corporate goals and objectives aligns our executive officers’ interests with those of our stockholders. The Compensation Committee establishes annual corporate incentive bonus targets for each of our executive officers. Fiscal year 2020 bonus targets were set at 60%, 40%, 40% and 45% of base salary for our Chief Executive Officer, Chief Financial Officer, Chief Medical Officer and Chief Operating Officer and General Counsel, respectively. Our Chief Medical Officer currently works a 40% part-time schedule, and his bonus is pro-rated accordingly. The annual corporate goals and objectives are generally critical path activities or strategic initiatives designed to enhance shareholder return.

Equity-based Compensation

The Compensation Committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through stock and stock-based awards. This potential reward for shareholder value creation is also key to our retention strategy. Under our 2008 Equity Plan, which was amended in 2018, we may award incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares and units. Stock options granted before the plan was amended on December 3, 2014 generally had five-year terms. Those granted after December 3, 2014 expire after 10 years, have an exercise price equal to the fair market value at grant, and typically vest 25% after one year and in equal monthly installments thereafter over the next 36 months and have a three-month post-termination exercise period.

At the start of fiscal year 2020, we granted annual options to the Chief Executive Officer, the Chief Financial Officer, the Chief Medical Officer and the Chief Operating Officer & General Counsel in the amount of 680,000, 230,000, 230,000 and 350,000 options, respectively. All option awards were granted with an exercise price of $2.52, which was the closing price on the date of grant. The Compensation Committee views options as naturally performance-based because they do not reward the option holder unless the stock price increases after grant.

The total compensation of each executive officer, which consisted of salary, bonus, and the grant date fair value of options was below the median of the peer group for all executive officers.

Corporate Goals for Fiscal Year 2020

Annual performance goals are set by the Compensation Committee, and they are as objective as possible in both their definition and their scoring at the end of the period, though there is a subjective element to scoring goals to recognize that some achievements are binary but that there is also a higher or lower degree of quality to some achievements. This is consistent with the multi-year timeline associated with the drug development business, where annual goals are milestones for a long-term development and regulatory approval process that creates value over a long time and investment horizon. The following is a description of the primary corporate goals for fiscal year 2020, which assisted the Compensation Committee in determining total compensation.

•

Conduct the Company’s operations within the approved budget and maintain sufficient capital to fund the Company’s FY2020 clinical development plan with at least 1 quarter runway beyond topline data from the current ME-401-003 study.

•	Dose 120 patients in the ME-401-003 study by June 30, 2020.

•	Complete sufficient enrollment of Voruciclib monotherapy and plus venetoclax dose escalation by June 30, 2020 to make go/no go decision on further development.

•

Conduct end of Phase II CMC meeting with FDA by December 31, 2019 for ME-401; complete manufacturing of registration batches of ME-401 and ensure NDA enabling nonclinical studies are not on the critical path by June 30, 2020.

•	Obtain Board approval for an ME-401 development plan for indications beyond third line follicular lymphoma including inputs from commercial, regulatory and clinical.

The Compensation Committee determined the Company had met 75% of the goals above, and added an additional achievement of 50% for signing the License, Development and Commercialization Agreement with Kyowa Kirin Co., Ltd. (”KKC”) which added $100 million of non-dilutive cash to the Company. Therefore, the Company paid 125% of target bonus to each named executive officer, which was 75% of target bonus for achievement of pre-existing goals and 50% of target bonus for solidifying the Company’s mid-term future by obtaining from advantageous additional financing with KKC.

Executive Benefits and Perquisites

The Company offers benefit programs to its employees, including named executive officers, which include paid-time off, health insurance, including a company funded HSA account and a Company sponsored 401(k) plan. Our executive officers generally do not receive any supplemental retirement benefits or perquisites, and participate in the above listed benefit programs on the same basis as other full-time employees.

Severance and Change in Control Agreements

Each of Dr. Gold’s, Mr. Drazba’s, Dr. Mass’s and Mr. Urso’s employment agreements provides for certain severance payments upon the applicable employee’s termination by us other than for cause or by the applicable employee for good reason, as such terms are defined in the respective employment agreement. Upon such a termination of employment, we will: (i) make a payment to the applicable employee in lieu of notice in an amount equal to twelve months of such employee’s base salary (as in effect at the time of such employee’s termination from employment), and (ii) accelerate the vesting of the applicable employee’s options so that such employee will be vested in the same number of shares of common stock subject to the options as if such employee had continued to be employed by us for an additional twelve months. Such payment and additional option vesting will be conditional upon the execution of a customary release of claims in favor of us and our affiliates, in a form prescribed by us. The payment in lieu of notice will be paid to the applicable employee in a single lump sum payment as soon as administratively practicable after the maximum review and revocation period for the release agreement as may be required under applicable law, if any, or such earlier date as determined in our sole discretion, but in no event more than 60 days after the applicable employee’s termination of employment. If their employment had been terminated in accordance with the foregoing provisions on June 30, 2020, Dr. Gold, Mr. Drazba, Dr. Mass and Mr. Urso would have been entitled to payments in the amount of $650,000, $402,000, $490,985 (prorated to the current year’s percentage work schedule) and $460,000, respectively, and the vesting of options to purchase 598,750 shares, 211,458 shares, 204,270 shares, and 290,416 shares of our common stock, respectively.

In the event of a change in control of MEI Pharma, as defined in the 2008 Equity Plan, unless the Compensation Committee of the Board of Directors determines otherwise, all of the options granted to Dr. Gold, Mr. Drazba, Dr. Mass and Mr. Urso will accelerate and become fully exercisable effective upon the date of the change in control. As of June 30, 2020, the intrinsic value of unvested stock options that would accelerate and become fully exercisable upon a change in control, computed by multiplying the difference between the closing price per share of our common stock on June 30, 2020 of $4.13 and the exercise price of each stock option vested as a result of the termination, by the number of accelerated stock options for Dr. Gold, Mr. Drazba, Dr. Mass and Mr. Urso, was $1,250,522, $467,280, $425,620 and $616,772, respectively.

Tax and Accounting Considerations

The tax and accounting consequences to the Company of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate tax and accounting consequences of such compensation.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our principal executive officer for fiscal 2020, who was Daniel P. Gold, our President and Chief Executive Officer, the median of the total annual compensation of all employees other than our principal executive officer, as well as their ratio to each other (the “CEO Pay Ratio”). Total annual compensation for our principal executive officer and for the median of the total annual compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For fiscal 2020, these amounts were as follows:

•	Our principal executive officer’s total annual compensation: $2,257,537

•	Our median employee’s total annual compensation: $260,357

•	CEO Pay Ratio: 8.67 to 1

In determining the median compensated employee, we chose June 30, 2020 as the determination date. As of this date, we had 50 employees, excluding our principal executive officer. We annualized compensation of employees who were not employed with us for the full fiscal year. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules, nor did we rely upon any material assumptions, adjustments or estimates.

The Company believes that the CEO Pay Ratio set forth above is a reasonable estimate for fiscal 2020, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s total annual compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments or estimates that reflect their compensation policies. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments or estimates in calculating their pay ratios.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2020. Submitted on October 27, 2020 by the members of the Compensation Committee of the Board of Directors:

Dr. Kevan E. Clemens

Dr. Nicholas R. Glover

Ms. Tamar D. Howson

Dr. Thomas C. Reynolds

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act, other than in the Company’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth for the fiscal years ended June 30, 2020, 2019 and 2018, the compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3) (4) (5) (6)	Bonus ($) (3) (4) (5) (6)	All Other Compensation ($)	Total ($) (8)
Daniel P. Gold	2020	$650,000	$—	$1,120,037	$292,500	$195,000	$—	$2,257,537
President, Chief Executive	2019	610,018	—	954,637	289,759	—	—	1,854,414
Officer & Director	2018	592,250	—	2,081,847	281,319	30,000	—	2,985,416
Brian G. Drazba	2020	402,000	—	378,836	120,600	80,400	—	981,836
Chief Financial Officer	2019	380,000	—	318,212	144,400	—	—	842,612
	2018	350,000	—	532,916	133,000	—	—	1,015,916
Robert D. Mass	2020	196,394	—	378,836	58,918	39,279	—	673,427
Chief Medical Officer (7)	2019	188,840	—	413,676	71,759	—	—	674,275
	2018	183,340	—	626,296	69,669	—	—	879,305
David M. Urso	2020	460,000	—	576,490	155,250	103,500	—	1,295,240
Chief Operating Officer	2019	426,000	—	700,067	161,880	20,000	—	1,307,947
and General Counsel	2018	390,000	—	712,211	148,200	—	—	1,250,411

(1)

Represents the aggregate grant date fair value of restricted stock unit awards granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation”, calculated based on the closing market price of our common stock on the date of grant.

(2)

Represents the aggregate grant date fair value of options granted in accordance with ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited financial statements contained in our Annual Report on Form 10-K.

(3)

Dr. Gold received a bonus of 75% of his base salary for the fiscal year ended June 30, 2020, based upon the Compensation Committee’s determination to award bonuses at 125% of target levels. Dr. Gold received a bonus of 47.5% of his base salary for the fiscal year ended June 30, 2019, based upon the Compensation Committee’s determination to award bonuses at 95% of target levels. Dr. Gold received a bonus of 47.5% of his base salary for the fiscal year ended June 30, 2018 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels and to provide an additional one-time bonus of $30,000.

(4)

Mr. Drazba received a bonus of 50% of his base salary for the fiscal year ended June 30, 2020 based upon the Compensation Committee’s determination to award bonuses at 125% of target levels. Mr. Drazba received a bonus of 38% of his base salary for the fiscal year ended June 30, 2019 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels. Mr. Drazba received a bonus of 38% of his base salary for the fiscal year ended June 30, 2018 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels.

(5)

Dr. Mass received a bonus of 50% of his pro-rated base salary for the fiscal year ended June 30, 2020, based upon the Compensation Committee’s determination to award bonuses at 125% of target levels. Dr. Mass received a bonus of 38% of his pro-rated base salary for the fiscal year ended June 30, 2019 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels. Dr. Mass received a bonus of 38% of his pro-rated base salary for the fiscal year ended June 30, 2018 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels.

(6)

Mr. Urso received a bonus of 56.3% of his base salary for the fiscal year ended June 30, 2020, based upon the Compensation Committee’s determination to award bonuses at 125% of target levels. Mr. Urso received a bonus of 42.7% of his base salary for the fiscal year ended June 30, 2019, based upon the Compensation Committee’s determination to award bonuses at 95% of target levels and to provide an additional one-time

$20,000 bonus. Mr. Urso received a bonus of 38% of his base salary for the fiscal year ended June 30, 2018 based upon the Compensation Committee’s determination to award bonuses at 95% of target levels.
(7)	Beginning in fiscal year 2014, Dr. Mass worked a 40% schedule. Amounts reported in the table reflect pro-ration.
(8)

In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our named executive officers that were generally available to all of our regular, full-time employees, as well as certain perquisites and other benefits received by our named executive officers that, in the aggregate, were less than $10,000 for any officer.

Employment Agreements

We have entered into written employment agreements with each of the named executive officers, which set forth the terms of their respective employments.

Employment Agreement between Daniel P. Gold and MEI Pharma

In connection with Dr. Gold’s appointment as President and Chief Executive Officer, we entered into an Employment Letter Agreement, dated April 23, 2010 with Dr. Gold (the “Gold Employment Letter”). The Gold Employment Letter provided for an annual base salary of $400,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Pursuant to the terms of the Gold Employment Letter, Dr. Gold was eligible to earn an annual cash bonus in an amount up to a maximum of 40% of the base salary, based on his achievement of milestones established by the Compensation Committee of the Board of Directors. Beginning in fiscal year 2015, the Compensation Committee established the target amount of Dr. Gold’s annual cash bonus as 50% of his base salary. Beginning in fiscal year 2020, the Compensation Committee established the target amount of Dr. Gold’s annual cash bonus as 60% of his base salary.

Dr. Gold may terminate his employment at any time and for any reason, upon providing three (3) months advance notice to us. Dr. Gold may terminate his employment with Good Reason (as defined in the Gold Employment Letter) by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Gold Employment Letter with or without Cause (as defined in the Gold Employment Letter) at any time. If Dr. Gold’s employment is terminated by us without Cause or by Dr. Gold for Good Reason, Dr. Gold will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Gold will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Gold Employment Letter contains confidentiality provisions.

Employment Agreement between Brian G. Drazba and MEI Pharma

In connection with Mr. Drazba’s appointment as Chief Financial Officer, we entered into an Employment Letter, dated February 1, 2017, with Mr. Drazba (the “Drazba Employment Letter”). The Drazba Employment Letter provided for an annual base salary of $350,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Pursuant to the terms of the Drazba Employment Letter, Mr. Drazba is eligible to earn an annual cash bonus, beginning for the fiscal year starting on July 1, 2017, in an amount up to a maximum of 40% of the base salary, based on his achievement of milestones established by the Compensation Committee of the Board of Directors.

Mr. Drazba may terminate his employment at any time other than for Good Reason (as defined in the Drazba Employment Letter), upon providing two (2) months advance notice to us. Mr. Drazba may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Drazba Employment Letter with or without Cause (as defined in the Drazba Employment Letter) at any time. If Mr. Drazba’s employment is terminated by us without Cause or by Mr. Drazba for Good Reason, Mr. Drazba will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Mr. Drazba will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Drazba Employment Letter contains confidentiality provisions.

Employment Agreement between Robert D. Mass and MEI Pharma

In connection with Dr. Mass’s appointment as Chief Medical Officer, we entered into an Employment Letter, dated June 1, 2011, with Dr. Mass (the “Mass Employment Letter”). The Mass Employment Letter provided for an annual base salary of $350,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Pursuant to the terms of the Mass Employment Letter, Dr. Mass was eligible to earn an annual cash bonus in an amount up to a maximum of 20% of the pro-rated base salary based on his achievement of milestones established by the Compensation Committee of the Board of Directors. Beginning in fiscal year 2015, the Compensation Committee has increased the target amount of Dr. Mass’s annual cash bonus to 40% of his pro-rated base salary. Dr. Mass works a reduced hours schedule and worked a 25% part-time schedule from the commencement of his employment with us on June 1, 2011 through February 2012. Beginning March 2012, Dr. Mass worked a 50% of full-time schedule. Beginning in fiscal year 2014, Dr. Mass worked a 40% part-time schedule. It is anticipated that Dr. Mass will continue to work a 40% part-time schedule in fiscal year 2021. The number of hours worked by Dr. Mass may vary and his annual base salary and cash bonus paid will vary accordingly.

Dr. Mass may terminate his employment at any time other than for Good Reason (as defined in the Mass Employment Letter), upon providing two (2) months advance notice to us. Dr. Mass may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Mass Employment Letter with or without Cause (as defined in the Mass Employment Letter) at any time. If Dr. Mass’s employment is terminated by us without Cause or by Dr. Mass for Good Reason, Dr. Mass will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Mass will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Mass Employment Letter contains confidentiality provisions.

Employment Agreement between David M. Urso and MEI Pharma

In connection with Mr. Urso’s appointment as Senior Vice President, Corporate Development and General Counsel, we entered into an Employment Letter dated March 6, 2014, with Mr. Urso (the “Urso Employment Letter”). The Urso Employment Letter provided for an annual base salary of $300,000. Beginning in fiscal year 2015, the Compensation Committee set the target amount of Mr. Urso’s annual cash bonus as 35% of his base salary based on his achievement of milestones established by the Compensation Committee of the Board of Directors. Beginning in fiscal year 2017, the Compensation Committee established the target amount of Mr. Urso’s annual cash bonus as 40% of his base salary. Beginning in fiscal year 2020, the Compensation Committee established the target amount of Mr. Urso’s annual cash bonus as 45% of his base salary.

Mr. Urso may terminate his employment at any time other than for Good Reason (as defined in the Urso Employment Letter), upon providing two (2) months advance notice to us. Mr. Urso may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Urso Employment Letter with or without Cause (as defined in the Urso Employment Letter) at any time. If Mr. Urso’s employment is terminated by us without Cause or by Mr. Urso for Good Reason, Mr. Urso will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Mr. Urso will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Urso Employment Letter contains confidentiality provisions.

Grants of Plan-Based Awards For Fiscal Year Ended June 30, 2020

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stocks or Units	All Other Option Awards Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Daniel P. Gold	July 1, 2019	—	—	—	—	—	—	—	680,000	$2.52	$1,120,037
	—	—	$487,500	N/A	—	—	—	—	—	—	—
Brian G. Drazba	July 1, 2019	—	—	—	—	—	—	—	230,000	$2.52	$378,836
	—	—	$201,000	N/A	—	—	—	—	—	—	—
Robert D. Mass	July 1, 2019	—	—	—	—	—	—	—	230,000	$2.52	$378,836
	—	—	$98,197	N/A	—	—	—	—	—	—	—
David M. Urso	July 1, 2019	—	—	—	—	—	—	—	350,000	$2.52	$576,490
	—	—	$258,750	N/A	—	—	—	—	—	—	—

(1)	The Board established single bonus targets and, as disclosed in the Summary Compensation Table, determined to payout bonuses at 125% of the target levels.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock options held by our named executive officers on June 30, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Daniel P. Gold	—	680,000	(1)	$2.52	July 1, 2029	—	—
	143,750	156,250	(2)	$4.28	July 12, 2028	—	—
	190,000	190,000	(3)	$4.33	June 22, 2028	—	—
	277,083	102,917	(4)	$2.83	July 6, 2027	—	—
	372,083	7,917	(5)	$1.36	July 29, 2026	—	—
	287,500	—	(7)	$1.57	July 28, 2025	—	—
Brian G. Drazba	—	230,000	(1)	$2.52	July 1, 2029	—	—
	47,917	52,083	(2)	$4.28	July 12, 2028	—	—
	65,000	65,000	(3)	$4.33	June 22, 2028	—	—
	36,458	13,542	(4)	$2.83	July 6, 2027	—	—
	118,750	31,250	(6)	$1.59	April 3, 2027	—	—
Robert D. Mass	—	230,000	(1)	$2.52	July 1, 2029	—	—
	62,292	67,708	(2)	$4.28	July 12, 2028
	50,000	50,000	(3)	$4.33	June 22, 2028	—	—
	98,438	36,562	(4)	$2.83	July 6, 2027	—	—
	132,188	2,812	(5)	$1.36	July 29, 2026	—	—
	112,500	—	(7)	$1.57	July 28, 2025	—	—
David M. Urso	—	350,000	(1)	$2.52	July 1, 2029	—	—
	105,417	114,583	(2)	$4.28	July 12, 2028	—	—
	65,000	65,000	(3)	$4.33	June 22, 2028	—	—
	94,792	35,208	(4)	$2.83	July 6, 2027	—	—
	127,292	2,708	(5)	$1.36	July 29, 2026	—	—
	127,500	—	(7)	$1.57	July 28, 2025	—	—

(1)	Twenty-five percent of the options vested on July 1, 2020; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(2)	Twenty-five percent of the options vested on July 12, 2019; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(3)	Twenty-five percent of the options vested on June 22, 2019; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(4)	Twenty-five percent of the options vested on July 6, 2018; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(5)	Twenty-five percent of the options vested on July 29, 2017; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(6)	Twenty-five percent of the options vested on April 3, 2018; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.
(7)	The options vested in equal monthly installments over 36 months from the date of grant of July 28, 2015.

Option Exercises and Stock Vested

Dr. Gold exercised 20,000 options during the fiscal year ended June 30, 2020. Mr. Drazba, Dr. Mass, and Mr. Urso did not exercise any stock options during the fiscal year ended June 30, 2020. No RSUs vested during the fiscal year ended June 30, 2020.

Compensation of Directors

The following table provides details of the fees paid to our non-executive directors who served on the Board for the fiscal year ended June 30, 2020.

Name	Fees Earned or Paid in Cash (1)	Option Awards ($)(2)	Total ($)
Christine A. White, M.D. (3)	$74,600	$64,319	$138,919
Charles V. Baltic III (4)	$59.600	$64,319	$123,919
Kevan E. Clemens, Ph.D. (5)	$52,100	$64,319	$116,419
Cheryl L. Cohen (6)	$9,299	$34,134	$43,433
Frederick W. Driscoll (7)	$57,935	$64,319	$122,254
Tamar D. Howson (8)	$44,169	$97,031	$141,200
Nicholas R. Glover, Ph.D. (9)	$57,100	$64,319	$121,419
Thomas C. Reynolds, M.D., Ph.D. (10)	$52,100	$64,319	$116,419
William D. Rueckert (11)	$30,217	$64,319	$94,536

(1)

For the fiscal year ended June 30, 2020, each of our non-executive directors received an annual cash retainer of $39,600. In addition to the annual cash retainer, the Chair received additional annual compensation of $30,000, and each Board Committee chair received additional compensation as follows: Audit Committee: $20,000; Compensation Committee: $12,500; and Nominating & Governance Committee: $10,000. Committee members not receiving compensation as a committee chairperson received additional compensation as follows: Audit Committee: $10,000; Compensation Committee: $7,500; and Nominating and Governance Committee: $5,000. Such amounts are pro-rated for periods of service less than the full fiscal year.

(2)

Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited financial statements included in our Annual Report on Form 10-K. All stock options granted to non-employee directors in the fiscal year ended June 30, 2020, were granted under our 2008 Equity Plan, and are ten-year options with an exercise price equal to the closing market price of our common stock on the date of grant. The stock options granted vest ratably each month over 12 months, subject to continued service on the Board of Directors. During the fiscal year ended June 30, 2020, Dr. White, Mr. Baltic, Dr. Clemens, Mr. Driscoll, Ms. Howson, Dr .Glover, Dr. Reynolds, and Mr. Rueckert each received an annual grant of 40,000 options at an exercise price of $2.52 per share. Upon joining the Board of Directors during the fiscal year ended June 30, 2020, Ms. Howson received a grant of 20,000 options at an exercise price of $2.52 per share, and Ms. Cohen received a grant of 30,000 options at an exercise price of $1.71 per share.

(3)	Dr. White received cash compensation of $30,000 in connection with her service as Chair of the Board, and $5,000 in connection with her service on the Nominating & Governance Committee.
(4)	Mr. Baltic received cash compensation of $10,000 in connection with his service on the Audit Committee and $10,000 in connection with his service as Chair of the Nominating & Governance Committee.
(5)	Dr. Clemens received cash compensation of $12,500 in connection with his service as Chair of the Compensation Committee.
(6)	Ms. Cohen received cash compensation of $ 389 in connection with her service on the Audit Committee.
(7)	Mr. Driscoll received cash compensation of $16,668 in connection with his service as Chair of the Audit Committee and $1,667 in connection with his service as a member of the Audit Committee.
(8)	Ms. Howson received cash compensation of $4,375 in connection with her service on the Compensation Committee and $194 in connection with her service on the Nominating & Governance Committee.
(9)	Dr. Glover received cash compensation of $10,000 in connection with his service on the Audit Committee and $7,500 in connection with his service on the Compensation Committee.
(10)	Dr. Reynolds received cash compensation of $7,500 in connection with his service on the Compensation Committee and $5,000 in connection with his service on the Nominating and Governance Committee.

(11)

Mr. Rueckert received cash compensation of $3,334 in connection with his service as Chair of the Audit Committee, $3,333 in connection with his service as a member of the Audit Committee and $3,750 in connection with his service on the Compensation Committee. Mr. Rueckert resigned from Board of Directors upon the expiration of his term on December 5, 2019.

Dr. Gold, President and Chief Executive Officer of the Company, does not receive any compensation for performing his duties as a director of the Company.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified for all expenses incurred or paid by the indemnitee in connection with a proceeding to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request. In connection with proceedings other than those by or in the right of our company and to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request, the indemnification agreements provide that an indemnitee will also be indemnified for all liabilities incurred or paid by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under our amended and restated certificate of incorporation, and our amended and restated by-laws, as may be amended from time to time, and under Delaware law.

RATIFICATION OF APPOINTMENT OF BDO USA, LLP (PROPOSAL NO. 4)

Background

The Audit Committee has selected BDO USA, LLP (“BDO USA”) as independent registered public accounting firm to audit the financial statements and the internal controls over financial reporting of the Company for the fiscal year ending June 30, 2021. The Board of Directors is submitting the appointment of BDO USA to the stockholders for ratification as a matter of good corporate practice.

BDO USA has been engaged as the Company’s independent auditor since January 18, 2011. They have performed the Company’s annual audit of its financial statements for each fiscal year beginning with the fiscal year ended June 30, 2011.

Representatives of BDO USA are expected to attend the Annual Meeting. The BDO USA representatives will have an opportunity to make a statement at the meeting and are expected to be available to respond to appropriate questions.

Fees Paid to Auditors

Audit Fees

During the fiscal year ended June 30, 2020, we incurred aggregate audit fees of $359,900 to BDO USA. Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal controls, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, including providing consents for inclusion of their opinion in registration statements filed with the Securities and Exchange Commission.

During the fiscal year ended June 30, 2019, we incurred aggregate audit fees of $284,500 to BDO USA.

Audit-related Fees

No audit-related fees were paid to BDO USA during the fiscal years ended June 30, 2020 and 2019.

Tax Fees

During the fiscal year ended June 30, 2020, we incurred aggregate tax fees of $26,000 to BDO USA. Tax fees comprise fees for professional services related to tax compliance and advice.

During the fiscal year ended June 30, 2019, we incurred aggregate tax fees of $32,000 to BDO USA.

Other Fees

No other fees were paid to BDO USA during the fiscal years ended June 30, 2020 and 2019.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

VOTE REQUIRED

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021 will require approval by the majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our stockholders’ best interest.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP TO ACT AS MEI PHARMA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of MEI Pharma has furnished the following report on its activities during the fiscal year ended June 30, 2020. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that MEI Pharma specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended June 30, 2020, the members of the Audit Committee were Mr. Driscoll (Committee Chair), Mr. Baltic, Dr. Glover and Ms. Cohen (beginning on June 17, 2020), each of whom is an independent director as defined by the applicable NASDAQ and SEC rules. Mr. William Rueckert, a former member of the Board of Directors, served on the Audit Committee until his retirement from the Board of Directors in December 2019. The Audit Committee met four times during the fiscal year ended June 30, 2020.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO USA for the fiscal year ended June 30, 2020. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management MEI Pharma’s audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of MEI Pharma’s internal controls and the overall quality of MEI Pharma’s financial reporting.

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors for the fiscal year ending June 30, 2021.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301—Communications with Audit Committees. MEI Pharma’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC.

Mr. Frederick W. Driscoll

Mr. Charles V. Baltic III

Ms. Cheryl L. Cohen

Dr. Nicholas R. Glover

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, there were no related party transactions required to be disclosed pursuant to Item 404 of the Regulation S-K during the three years ended June 30, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF MEI PHARMA

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of October 20, 2020 (except as otherwise indicated below) by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or restricted stock units, exercisable or convertible on or within sixty (60) days of October 20, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership described below is based on 112,521,964 shares of common stock outstanding, plus adjustments to the number of shares of common stock outstanding as described above, as of October 20, 2020.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
MPM Oncology Impact Management LP (1)	10,137,859	9.01%
Growth Equity Opportunities Fund V, LLC (2)	8,533,073	7.58%
Daniel P. Gold (3)	2,013,298	1.76%
Brian G. Drazba (4)	440,833	*
Robert D. Mass (5)	618,974	*
David M. Urso (6)	730,773	*
Christine A. White (7)	215,833	*
Frederick W. Driscoll (8)	195,555	*
Cheryl L. Cohen (9)	31,944	*
Charles V. Baltic III (10)	230,433	*
Thomas C. Reynolds (11)	210,833	*
Nicholas R. Glover (12)	200,833	*
Kevan E. Clemens (13)	213,500	*
Tamar D. Howson (14)	70,277	*
All directors and executive officers as a group (12 individuals)	5,173,086	4.42%

*	Less than 1%

(1)

Based upon information contained in the Statement on Schedule 13G filed by the stockholder on February 5, 2020 as supplemented by the Report on Form 13F filed by MPM Oncology Impact Management LP on August 12, 2020. Shares beneficially owned include 6,250,000 shares of common stock held directly by UBS Oncology Impact Fund L.P. (“UBS”). Oncology Impact Fund (Cayman) Management, L.P. (“OIF Cayman”), as the general partner of UBS, MPM Oncology Impact Management, LP (“MPM LP”) , as the general partner of OIF Cayman, and MPM Oncology Impact Management GP LLC (“MPM GP”), as the general partner of MPM LP, may be deemed to indirectly beneficially own the securities held by UBS. Ansbert Gadicke is the sole member of MPM GP. However, all voting and investment decisions are made by an investment committee comprised of three or more members, including Ansbert Gadicke. Each member of the investment committee expressly disclaims beneficial ownership of the reported securities. The principal address of UBS is c/o MPM Capital LLC, 450 Kendall Street, Cambridge, MA 02142.

(2)

Based upon information contained in Amendment No. 1 to the Statement on Schedule 13D filed by the stockholder on December 30, 2019, shares beneficially owned consists of 8,533,073 shares of common stock held directly. The shares and are held of record by Growth Equity Opportunities Fund V, LLC. New Enterprise Associates 16, L.P. (“NEA 16”) is the sole member of GEO, NEA Partners 16, L.P. (“NEA Partners 16”), is the sole general partner of NEA 16 and NEA 16 GP, LLC (“NEA 16 LLC” and, together with NEA Partners 16, the “Control Entities”), is the sole general partner of NEA Partners. Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Joshua Makower, David M. Mott, Chetan Puttagunta, Jon M. Sakoda, Scott D. Sandell, Peter W. Sonsini and Ravi Viswanathan (together, the “Managers”) are the Managers of NEA 16 LLC. Each of the Control Entities and the Managers may be deemed to have beneficial ownership of the shares and warrants held of record by GEO. The principal address is c/o New Enterprise Associates, 1954 Greenspring Drive, Timonium, MD 21093.

(3)

Includes 1,639,666 shares issuable to Dr. Gold upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 373,632 shares of common stock. Dr. Gold exercises sole voting and investment control with respect to the shares. Dr. Gold’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(4)

Includes 403,333 shares issuable to Mr. Drazba upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 37,500 shares of common stock. Mr. Drazba exercises sole voting and investment control with respect to the shares. Mr. Drazba’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(5)

Includes 585,313 shares issuable to Dr. Mass upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 33,661 shares of common stock. Dr. Mass exercises sole voting and investment control with respect to the shares. Dr. Mass’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(6)

Includes 706,667 shares issuable to Mr. Urso upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 24,106 shares of common stock. Mr. Urso exercises sole voting and investment control with respect to the shares. Mr. Urso’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(7)

Includes 200,833 shares issuable to Dr. White upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 15,000 shares of common stock. Dr. White exercised sole voting and investment control with respect to the shares. Dr. White’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(8)

Includes 133,055 shares issuable to Mr. Driscoll upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 62,500 shares of common stock. Mr. Driscoll exercises sole voting and investment control with respect to the shares. Mr. Driscoll’s business address is c/o MEI Pharma, Inc., 3611 Valley Centre Drive, Suite 500, San Diego, California, 92130.

(9)

Includes 31,944 shares issuable to Ms. Cohen upon the exercise of stock options that are exercisable within 60 days of October 20, 2020. Ms. Cohen’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(10)

Includes 200,833 shares issuable to Mr. Baltic upon the exercise of stock options that are exercisable within 60 days of October 20, 2020, as well as 29,600 shares of common stock. Mr. Baltic exercises direct voting and investment control with respect to 24,250 shares of common stock and indirect voting and investment control with respect to 5,350 shares of common stock. Mr. Baltic’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(11)

Includes 200,833 shares issuable to Dr. Reynolds upon the exercise of stock options that are exercisable within 60 days of October 20, 2020 and 10,000 shares of common stock. Dr. Reynolds exercises sole voting and investment control with respect to the shares. Dr. Reynolds’ business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(12)

Includes 200,833 shares issuable to Dr. Glover upon the exercise of stock options that are exercisable within 60 days of October 20, 2020. Dr. Glover’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(13)

Includes 213,500 shares issuable to Dr. Clemens upon exercise of stock options that are exercisable within 60 days of October 20, 2020. Dr. Clemens’s business address is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130.

(14)

Includes 70,277 shares issuable to Ms. Howson upon exercise of stock options that are exercisable within 60 days of October 20, 2020. Ms. Howson’s business address is c/o MEI Pharma, Inc. 11455 El Camino Real, Suite 250, San Diego, California, 92130.

WHERE YOU CAN FIND MORE INFORMATION

MEI Pharma files annual, quarterly and current reports, proxy statements and other information with the SEC. MEI Pharma’s SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from MEI Pharma, please send a request in writing or by telephone at the following address:

MEI Pharma, Inc.

11455 El Camino Real, Suite 250

San Diego, CA 92130

(858) 369-7100

Attn: Investor Relations

You should rely only on the information contained in this document to vote your shares at the Annual Meeting. MEI Pharma has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated October 27, 2020. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on MEI Pharma’s Website

Information on any MEI Pharma’s website is not part of this document and you should not rely on that information in deciding whether to approve any of the proposals described in this document unless that information is also in this document.

OTHER MATTERS FOR STOCKHOLDERS

Stockholder Proposals

Stockholders who intend to present proposals at the Company’s fiscal 2022 annual meeting of stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company no later than June 29, 2021. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s fiscal 2022 proxy materials. Notwithstanding the foregoing, in the event the date of annual meeting for fiscal 2022 is changed by more than 30 days from the date of the Annual Meeting for fiscal 2021, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

In accordance with our bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the fiscal 2022 annual meeting of stockholders but not submitted for inclusion in the proxy statement for our fiscal 2022 annual meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than August 18, 2021 and no later than September 17, 2021, unless we change the date of our fiscal 2022 annual meeting more than 30 days before or more than 60 days after December 16, 2021, in which case stockholder proposals must be received by us no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting.

Communication with the MEI Pharma Board of Directors

MEI Pharma’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of MEI Pharma, Inc., Attn: Secretary, 11455 El Camino Real, Suite 250, San Diego, California, 92130. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on MEI Pharma’s website.

Householding of Proxy Materials for MEI Pharma Stockholders

This year, a number of brokers with account holders who are MEI Pharma stockholders will be “householding” MEI Pharma’s proxy materials. A single copy of this proxy statement will be delivered to multiple MEI Pharma stockholders sharing an address unless contrary instructions have been received from the affected MEI Pharma stockholders. This process potentially means extra convenience for stockholders and cost savings for the Company. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or MEI Pharma that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130, or (3) contact MEI Pharma’s Chief Financial Officer, Brian G. Drazba, at: (858) 369-7100. Upon a written or oral request to the address or telephone number above, MEI Pharma will promptly deliver a separate copy of the annual report and proxy statement to a MEI Pharma stockholder at a shared address to which a single copy of the proxy statements was delivered. MEI Pharma stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Annex A

MEI PHARMA, INC.

AMENDED AND RESTATED

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Section 1. Purpose

The Plan authorizes the Compensation Committee to provide Advisors, Employees and Non-Employee Directors that are providing services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Grants. The Company believes that this incentive program will cause those Advisors, Employees and Non-Employee Directors to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating Advisors, Employees and Non-Employee Directors of outstanding ability.

The Plan was originally effective as of December 9, 2008 upon approval by the stockholders of the Company. The Plan has been~~was~~ amended and restated several times since its original effective date, most recently effective as of November 29, 2018. ~~effective October 21, 2011, but the share increase was effective December 1, 2011 upon approval by the stockholders of the Company. The Plan was amended and restated effective January 29, 2013, but the share increase was effective March 26, 2013 upon approval by the stockholders of the Company. The Plan was further amended and restated effective December 3, 2014, December 3, 2015 and, December 1, 2016 and November 29, 2018, in each case upon approval by the stockholders of the Company.~~ This amendment and restatement of the Plan is effective as of the Restatement Effective Date, subject to approval by the Company’s stockholders; provided, however, that if this amendment and restatement is not so approved, the prior version of the Plan (as in effect immediately prior to the Board’s approval of this amendment and restatement) shall continue to operate according to its terms.

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Advisor” shall mean advisors who render bona fide services to the Company or its subsidiaries where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) “Affiliate” shall mean any Person which is included as a member with the Company in a controlled group of corporations, within the meaning of Code section 414(b), or which is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of Code section 414(c); provided, however, that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code sections 1563(a)(1), (2) and (3), and in applying Treas.

Reg. section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code section 414(c), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. section 1.414(c)-2.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed thereto in any effective employment or service agreement between the Company and the Grantee, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean a finding by the Compensation Committee, in its sole and absolute discretion, that the Grantee has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, (iv) materially violated any policy of the Company, or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

(e) “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to Code section 409A and the Grant provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) and (ii) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code section 409A.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(g) “Company” shall mean MEI Pharma, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Compensation Committee” shall mean the members of the Board appointed by the Board to serve as the Compensation Committee with responsibility for the administration of the Plan, or if no such members of the Board are appointed, then the Compensation Committee shall consist of all of the members of the Board. In any case, the Board shall approve and administer all grants made to Non-Employee Directors. The members of the Board appointed to serve as the Compensation Committee, if applicable, should consist of two or more Persons who are “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Compensation Committee” shall be deemed to refer to the Board or such subcommittee.

(i) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code section 22(e)(3) or as otherwise determined by the Compensation Committee.

(j) “Employee” shall mean any individual that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company as an employee.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price of a Share subject to an Option, which shall not be less than the Fair Market Value of a Share as of the date an Option is granted.

(m) “Fair Market Value” of a Share on any given date, unless the Compensation Committee determines otherwise with respect to a particular Grant, shall mean (i) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours thereof of a Share on the relevant date or (if there were no trades on that date) the last reported sales price during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of a Share during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Shares are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value per share shall be as determined by the Compensation Committee pursuant to any reasonable valuation method authorized under the Code.

(n) “Full Value Award” shall mean a Grant other than an Option or SAR, and which is settled in Shares.

(o) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(p) “Grant Letter” shall mean a letter, certificate or other agreement accepted by the Grantee (which may also be in electronic form), evidencing the making of a Grant hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall approve.

(q) “Grantee” shall mean an Advisor, Employee or Non-Employee Director made a Grant under the Plan.

(r) “ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Code section 422 and that is designated by the Compensation Committee to be an ISO.

(s) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(t) “Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.

(u) “Options” shall refer to options issued under and subject to the Plan.

(v) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Shares (other than those described in Sections 5, 6, 7 and 8 of the Plan), as described in Section 9.

(w) “Performance Goals” shall mean objectively determinable performance goals that may be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; year-end cash; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies, in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); debt level year-end cash position; competitive market metrics; timely completion of new product roll-outs; sales or licenses of the Company’s assets (including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, acquisitions and divestitures, or such other criteria as the Compensation Committee determines. The business criteria may relate to the performance of the Company, or the performance of a parent company, a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons or any of the indicators of performance relative to performance of other companies, or any combination of the foregoing. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Compensation Committee may provide for exclusion of the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, and other unusual, infrequently occurring or non-recurring charges, (B) an event either not directly related to the operations of the Company, Company subsidiary, division, business segment or business unit or not within the reasonable control of management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(x) “Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(y) “Plan” shall mean this Amended and Restated MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan as set forth herein and as amended from time to time.

(z) “Restatement Effective Date” shall mean ~~November 29~~December 16, ~~2018~~2020, provided that this amendment and restatement of the Plan is approved by the Company’s stockholders on such date.

(aa) “SAR” shall mean a stock appreciation right with respect to a Share. (bb) “Share” shall mean a share of common stock of the Company.

(cc) “Stock Award” shall mean an award of Shares, with or without restrictions. (dd) “Stock Unit” shall mean a unit that represents a hypothetical Share.

(ee) “Substitute Awards” shall mean Grants made or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines.

Section 3. Shares Available under the Plan

(a)    Shares Authorized. Subject to adjustments as provided in Sections 3(b) and 12 below, as of the Restatement Effective Date, (i)~~11,800,000~~ 16,362,150 Shares, less (ii) one Share for every one Share that was subject to an Option or SAR granted after June 30, ~~2018~~2020 and 1.25 Shares for every one Share that was subject to a Full Value Award granted after June 30, ~~2018~~2020, shall be authorized for Grants made under the Plan. Shares subject to Grants made under the Plan prior to the Restatement Effective Date will be issued from the Share reserve authorized under the Plan prior to the Restatement Effective Date. A maximum of ~~11,800,000~~10,000,000 Shares may be subject to ISOs granted under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(b)     Share Counting.

(i)

For each Share that is subject to an Option or SAR granted after June 30, ~~2018~~2020, the Share limit referred above in Section 3(a) shall be reduced by one Share for every one Share that was subject to an Option or SAR and for each Share that is subject to a Full Value Award granted after

June 30, ~~2018~~2020, the Share limit shall be reduced by 1.25 Shares for every one Share that was subject to a Full Value Award.

(ii)

If any Shares subject to a Grant are forfeited, a Grant expires or a Grant is settled for cash (in whole or in part), then the Shares subject to such Grant shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Grants under the Plan, subject to the mechanism set forth in Section 3(b)(iv). The term “Grant” as used in this Section 3(b)(ii) shall include Grants made under the Plan prior to the Restatement Effective Date.

(iii)

Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares that may be subject to Grants under the Plan (including Grants made under the Plan prior to the Restatement Effective Date): (A) Shares tendered by the Grantee or withheld by the Company in payment of the Exercise Price of an Option, (B) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Grants, (C) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(iv)

Any Shares that again become available for Grants under the Plan pursuant to this Section 3 shall be added as (A) one Share for every one Share subject to Options or SARs granted under the Plan, and (B) as 1.25 Shares for every one Share subject to Full Value Awards granted under the Plan.

(c)

Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Grantee under Section 3(e), nor shall Shares subject to a Substitute Award be added to the Shares available for issuance or transfer under the Plan as provided in Sections 3(a) and (b) above. Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Grants under the Plan and shall not reduce the Shares authorized for Grants under the Plan (and Shares subject to such Grants shall not be added to the Shares available for Grants under the Plan as provided in Sections 3(a) and (b) above); provided that Grants using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or directors prior to such acquisition or combination.

(d)

Individual Limits on Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 3(e) below, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Grants granted to any Non-Employee Director during any single calendar year for services provided as a Non-Employee Director, plus the sum of all cash payments paid or payable to such director for services provided as a Non-Employee Director during such year (including but not limited to annual retainer and similar fees) shall not exceed $400,000. For the avoidance of doubt, compensation shall be counted towards this limit for the year in which it is earned, and not a later year in the event it is deferred.

(e)

Individual Limits on Grants to Advisors and Employees. Subject to adjustment as provided in Section 12, no Advisor or Employee may be awarded Grants during any calendar year with respect to more than 4,000,000 Shares. The limitation in this Section 3(e) shall be multiplied by two with respect to Grants made to an Employee during the first calendar year in which the Employee commences employment or service with the Company and its subsidiaries. If a Grant is cancelled, the cancelled Grant shall continue to be counted toward the applicable limitation in this Section 3(e).

Section 4. Administration of the Plan

(a) Authority of the Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Advisors, Employees and Non-Employee Directors to whom Grants may be made;

(ii) to determine the number of Shares subject to each such Grant;

(iii) to determine the terms and conditions of any Grant made under the Plan;

(iv) to determine whether to accelerate the exercisability of any or all applicable outstanding Grants at any time for any reason;

(v) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired pursuant to a Grant;

(vi) to prescribe the form of each Grant Letter;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant, Grant Letter or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Compensation Committee shall be final and binding on the Grantee, his or her beneficiaries and any other Person having or claiming an interest under such Grant.

(b) Manner of Exercise of Compensation Committee Authority. Any action of the Compensation Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, or any Person claiming any rights under the Plan from or through any Grantee, except to the extent the Compensation Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Compensation Committee must or may make any determination shall be determined by the Compensation Committee, and any such determination may thereafter be modified by the Compensation Committee. The express grant of any specific power to the Compensation Committee, and the taking of any action by the Compensation Committee, shall not be construed as limiting any power or authority of the Compensation Committee. The Compensation Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions as the Compensation Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Compensation Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Compensation Committee, nor any officer or employee of the Company acting on behalf of the Compensation Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Compensation Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Options

The Compensation Committee may grant Options to an Employee, Advisor or member of the Board upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Compensation Committee shall determine the number of Shares that will be subject to each Grant of Options to an Employee, Advisor or member of the Board.

(b) Type of Option and Price.

(i) The Compensation Committee may grant ISOs or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. ISOs may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in Code section 424. Nonqualified Options may be granted to Employees, Advisors or members of the Board.

(ii) The Exercise Price of Shares subject to an Option shall be determined by the Compensation Committee and may be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an ISO may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Code section 424, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) Each ISO shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

(c) Option Term. The Compensation Committee shall determine the term of each Option. Notwithstanding the foregoing, the term of any Option shall not exceed ten years from the date of grant.

(d) Option Termination. Except as provided below, an Option may only be exercised while the Grantee is employed or engaged by the Company or any Affiliate as an Advisor, Employee or member of the Board. Unless otherwise determined by the Compensation Committee and set forth in a Grant Letter, Options shall terminate on the earliest of:

(i) the date on which the Grantee is no longer employed or engaged by the Company and any Affiliate on account of the Grantee’s termination for Cause. In addition, notwithstanding any other provisions of this Section 5, if the Compensation Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed or engaged by the Company and any Affiliate or after the Grantee’s termination of employment or engagement, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares. Upon any exercise of an Option, the Company may withhold delivery of Share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture;

(ii) the 91st day following the date the Grantee is no longer employed or engaged by the Company and any Affiliate for any reason other than Cause, death, or Disability; provided, however, that in all cases the portion of any Option that is not vested on the date of termination of employment or engagement shall terminate immediately upon such termination;

(iii) the first anniversary of the date the Grantee’s employment or engagement by the Company and any Affiliate terminates on account of the Grantee’s death or Disability; provided, however, that the portion of any Option that is not vested on the date of such termination of employment or engagement shall terminate immediately upon such termination;

(iv) the tenth anniversary of the date of grant as set forth in the Grant Letter; and

(v) cancellation, termination or expiration of the Options pursuant to action taken by the Compensation Committee in accordance with Section 12.

Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an ISO) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the

Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement, to the extent permitted under Code section 409A.

For purposes of the Plan, employment or engagement by the Company and any Affiliate shall mean employment or service as an Employee, Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated his employment or engagement until the Grantee ceases to be an Employee, Advisor and member of the Board), unless the Compensation Committee determines otherwise.

(e) Exercise of Options. Only the vested portion of any Option may be exercised. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Compensation Committee (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Compensation Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve. In addition, in the event the Compensation Committee so determines, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Shares to be issued or transferred pursuant to the Option, and any applicable withholding taxes, must be received by the Company by the time specified by the Compensation Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

Notwithstanding the foregoing, a Grant Letter may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Exercise Price per Share, the Grantee has not exercised the Option (or a tandem SAR, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Grantee the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total Exercise Price and applicable withholding taxes; provided, however, any fractional Share shall be settled in cash.

(f) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 6. Stock Awards

The Compensation Committee may issue or transfer Shares to an Employee, Advisor or member of the Board under a Stock Award, upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares. The Compensation Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such Shares.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Stock Award except under Section 13(b) below. Unless otherwise determined by the Compensation Committee, the Company will retain possession of certificates for Shares of Stock Awards until all restrictions on such Shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Compensation Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Compensation Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Shares of Stock Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Compensation Committee, including, without limitation, the achievement of specific Performance Goals. Notwithstanding the provisions of this Section, any cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested Stock Award shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the Shares underlying the Stock Award with respect to which such cash, stock or other property has been distributed and shall not be paid unless and until the time such restrictions and risk of forfeiture lapse.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. The Compensation Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 7. Stock Units

The Compensation Committee may grant Stock Units, each of which shall represent one hypothetical Share, to an Employee, Advisor or member of the Board, upon such terms and conditions as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Compensation Committee may grant Stock Units that are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Compensation Committee. The Compensation Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate prior to the vesting of Stock Units, or if other conditions established by the Compensation Committee are not met, the Grantee’s Stock Units shall be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 8. Stock Appreciation Rights

The following provisions are applicable to SARs:

(a) General Requirements. The Compensation Committee may grant SARs to an Employee, Advisor or member of the Board separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The Compensation Committee shall establish the base amount of the SAR at the time the SAR is granted, which shall be equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR. The base amount of each SAR shall be equal to the per Share Exercise Price of the related Option, provided such Exercise Price is equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR. No SAR shall have a term that is greater than ten years.

Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of the SAR is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement, to the extent permitted under Code section 409A.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

(c) Exercisability. A SAR shall be exercisable during the period specified by the Compensation Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. SARs may only be exercised while the Grantee is employed or engaged by the Company or Affiliate or during the applicable period after termination of employment or engagement as described in Section 5(c) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

A Grant Letter may provide that if on the last day of the term of a SAR the Fair Market Value of one Share exceeds the base amount per Share of the SAR, the Grantee has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Grantee on such day. In such event, the Company shall make payment to the Grantee in accordance with this Section, reduced by the number of Shares (or cash) for applicable withholding taxes; any fractional Share shall be settled in cash.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a) above.

(f) Form of Payment. The appreciation in a SAR shall be paid in Shares, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 9. Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards to any Employee, Advisor or member of the Board, on such terms and conditions as the Compensation Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Compensation Committee shall determine.

Section 10. Dividend Equivalents

The Compensation Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. No Dividend Equivalents or dividends may be granted in connection with Options or SARs. Dividend Equivalents may be accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms as the Compensation Committee may establish, including, without limitation, the achievement of specific Performance Goals. Notwithstanding the foregoing in this Section 10, any Dividend Equivalents granted in connection with unvested Stock Units or Other Stock-Based Awards shall be payable only if and to the extent the underlying Stock Units or Other Stock-Based Awards are payable, as determined by the Compensation Committee.

Section 11. Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code section 409A.

Section 12. Adjustment Upon Changes in Capitalization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property other than a regular cash dividend), liquidation, dissolution, or other similar transactions or events, affects the Shares or the value thereof, then the Compensation Committee shall make such adjustment, in such manner as the Compensation Committee deems appropriate, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for Grants under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Grants, and (iii) the price per share or the applicable market value of such Grants. In addition, the Compensation Committee shall make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, Grants (including, without limitation, cancellation of Grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested Grants for no consideration, cancellation of out-of-the-money Grants for no consideration, substitution of Grants using securities of a successor or other entity, acceleration of the time that Grants expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles. Any adjustments to outstanding Grants shall be consistent with Code section 409A or 424, to the extent applicable. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

Section 13. Restrictions on Shares.

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of th e Shares issued or transferred thereunder as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.

(b) Transfer Restrictions.

(i) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. No Grant under the Plan and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except (A) by will or by the laws of descent and distribution or (B) with respect to Grants other than ISOs, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(ii) Transfer of Nonqualified Stock Options. Notwithstanding (i) above, the Compensation Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

(c) ISO Notice. A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.

(d) Requirements for Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant made hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Shares as the Compensation Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 14. Withholding of Taxes.

All Grants made under the Plan shall be subject to applicable federal (including FICA), state, local and foreign tax withholding requirements. The Company may require that the Grantee or other Person receiving or exercising Grants pay to the Company or any Affiliate the amount of any federal, state, local or foreign taxes that the Company or any Affiliate is required to withhold with respect to such Grants, or the Company or any Affiliate may deduct from other wages paid by the Company or any Affiliate the amount of any withholding taxes due with respect to such Grants. If the Compensation Committee deems it appropriate, the Compensation Committee shall be authorized to establish procedures that permit or require a Grantee to satisfy the applicable tax withholding obligation with respect to a Grant by having Shares that are otherwise deliverable in connection with a Grant withheld, subject to such limitations as may be imposed by the Compensation Committee.

Section 15. Consequences of a Change in Control.

The Compensation Committee may provide in a Grant Letter or otherwise terms under which Grants may vest and, as applicable, be exercisable or payable in the event of a Change in Control or in the event of a Grantee’s termination of employment or engagement by the Company and any Affiliate in connection with, upon or within a specified time period after a Change of Control. In addition, in the event of a Change in Control, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Compensation Committee may (i) require that Grantees surrender their outstanding vested Options and SARs in exchange for one or more payments by the Company, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised, vested Options and SARs exceeds the Exercise Price of the vested Options or the base amount of the vested SARs, as applicable, (ii) provide for the cancellation of unvested Grants for no consideration, (iii) provide for the cancellation of out-of-the-money Grants for no consideration, (iv) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Compensation Committee deems appropriate, or (v) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Compensation Committee may specify (subject to consummation of the Change in Control).

Section 16. General Provisions

(a) Grant Letter. Each Grant shall be evidenced by a Grant Letter. The terms and provisions of such Grant Letters may vary among Grantees and among different Grants made to the same Grantee.

(b) No Right to Employment. The making of a Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement, unless the Grantee shall otherwise continue to provide services to the Company or another subsidiary of the Company as an employee or director.

(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Compensation Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(d) No Funding. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(e) Governing Law; Jurisdiction. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent the Grantee is a party to an employment agreement with the Company or any of its subsidiaries that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under the Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.

(f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to Persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code section 422 and that, to the extent applicable, Grants be exempt from or comply with the requirements of Code section 409A. Notwithstanding the foregoing, the Compensation Committee makes no representation that the Grants awarded under the Plan shall be exempt from or comply with Code section 409A and makes no undertaking to preclude Code section 409A from applying to Grants awarded under the Plan. To the extent that any legal requirement of section 16 of the Exchange Act or Code sections 422 or 409A as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code sections 422 or 409A, that Plan provision shall cease to apply. To the extent applicable, if on the date of a Grantee’s “separation from service” (as such term is defined under Code section 409A), Shares (or shares of any other company required to be aggregated with the Company for purposes of Code section 409A and its corresponding regulations) are publicly-traded on an established securities market or otherwise and the Grantee is a “specified employee” (as such term is defined in Code section 409A(a)(2)(B)(i) and its corresponding regulations) as determined by the Compensation Committee (or its delegate) in its discretion in accordance with the requirements of Code sections 409A and 416, then all Grants that are deemed to be deferred compensation subject to the requirements of Code section 409A and payable within six months following such Grantee’s “separation from service” shall be postponed for a period of six months following the Grantee’s “separation from service” with the Company, to the extent necessary to avoid the imposition of penalty taxes thereunder. The Compensation Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Compensation Committee may, in its sole discretion, agree to limit its authority under this Section

(g) Grants made in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Compensation Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Compensation Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for awards made by such corporation. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the prior options.

(h) Application of Company Clawback Policy. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board or the Compensation Committee; as such policy may be in effect from time to time, and will be subject to recoupment as may be required by applicable law, regulation or listing exchange.

Section 17. Amendment or Termination.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law (including Rule 16b-3 under the Exchange Act), or to comply with applicable stock exchange requirements; and further provided that the Board may not, without the approval of the Company’s stockholders, to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Grants under the Plan (except for adjustments pursuant to Section 12), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5 and Section 8 to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option or the maximum permissible term of a SAR, (f) increase any of the limitations in Section 3, or (g) amend Section 17(b).

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, and other than pursuant to Section 12, the Compensation Committee shall not without the approval of the Company’s stockholders (a) lower the Exercise Price per Share of an Option (or grant price of a SAR) after it is granted, (b) cancel an Option or SAR in exchange for an Option or SAR with a lower Exercise Price, cash or another Grant (other than in connection with a Change in Control), or

(c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(c) Termination of Plan. The Plan shall terminate on November 28, 2028, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders; provided, however, in no event may an ISO be granted more than ten years after the date of the adoption of the Plan by the Board.

(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Compensation Committee acts under Section 16(f) above. The termination of the Plan shall not impair the power and authority of the Compensation Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 16(f) above or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(e) Prior Plan. Any Grants made under the Plan prior to the Restatement Effective Date shall be governed by the terms of the Plan in effect at the time each such Grant was made, including, to the extent applicable, the requirement that the Compensation Committee be composed of “outside directors” as defined under Code section 162(m) and related Treasury Regulations with respect to any action taken after the Restatement Effective Date with respect to Grants made under the Plan before such date and that are intended to meet the requirements of the performance-based compensation exception for purposes of Code section 162(m), unless further amended in accordance with the terms of the Grant and such version of the Plan. For the avoidance of doubt, any Grants made under the Plan on or after the Restatement Effective Date shall be subject to the terms of the Plan in effect on and after the Restatement Effective Date.

MEI pharma IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on December 16, 2020. Vote by Internet Log on to the Internet and go to www.investorvote.com/MEIP Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Form of Annual Meeting Proxy Cart 1234 5678 9012 345 T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T A Proposals The Board of Directors recommends that you vote FOR the listed nominees and FOR proposals No. 2, No. 3 and No. 4: Proposal No. 1 – Election of Directors: For Withhold For Withhold For Withhold 01 – Kevan E. Clemens, Ph.D. [    ] [    ] 02 – Daniel P. Gold, Ph.D. [    ] [    ] 03 – Tamar D. Howson [    ] [    ] For Against Abstain Proposal No. 2 – To approve the Amended and Restated MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to award and make certain other changes to the plan terms. [    ] [    ] [    ] Proposal No. 3 – To approve, on an advisory basis, the compensation of the Company’s named executive officers (Say-on-Pay vote). [    ] [    ] [    ] Proposal No. 4 – Ratification of appointment of BDO USA, LLP, as MEI Pharma, Inc.’s independent registered public accounting firm for the fiscal year ending June 30, 2021. [    ] [    ] [    ] B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 JNT 1UPX 3481111 MR A SAMPLE THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS MR A SAMPLE AND MR A SAMLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T Proxy — MEI PHARMA, INC. FORM OF PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING December 16, 2020 Please sign, date and return promptly in the enclosed envelope. The undersigned hereby appoints Daniel P. Gold and Brian G. Drazba, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of MEI Pharma, Inc. Common Stock at the Annual Meeting of Stockholders of MEI Pharma, Inc. to be held via live webcast on December 16, 2020, at 9:00 a.m. (Pacific Time), and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting. You will be able to attend the annual meeting remotely, vote and submit questions during the annual meeting by visiting www.meetingcenter.io/291997584 and using the password MEIP2020 and entering your control number. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE LISTED NOMINEES FOR DIRECTOR, (II) FOR APPROVAL OF THE AMENDED AND RESTATED MEI PHARMA, INC. 2008 OMNIBUS EQUITY COMPENSATION PLAN, (III) FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF MEI PHARMA, INC.’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”) AND (IV) FOR RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2021. NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting. Each of the foregoing proposals is more fully described in the accompanying proxy statement. This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on December 16, 2020. MEI Pharma, Inc.’s Proxy Statement and 2020 Annual Report are available at http://www.edocumentview.com/MEIP.